                                                                  EXECUTION COPY
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                                                                   EXHIBIT 10.64

                              TERM LOAN AGREEMENT

                                  dated as of

                                 March 15, 1999

                                     among

                        CROWN CASTLE INTERNATIONAL CORP.

                                  as Borrower,

                              ____________________

                           THE LENDERS named herein,

                              ____________________

                       GOLDMAN SACHS CREDIT PARTNERS L.P.

                     SALOMON BROTHERS HOLDING COMPANY INC.

                                      and

                          CREDIT SUISSE FIRST BOSTON,

                                  as Arrangers

================================================================================
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

                                                           TABLE OF CONTENTS
                                                                                                               Page
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ARTICLE I. DEFINITIONS............................................................................................1

Section 1.1. Defined Terms........................................................................................1
Section 1.2. Interpretation......................................................................................22

ARTICLE II. THE CREDIT FACILITY..................................................................................22

Section 2.1. Commitments to Make Term Loans......................................................................22
Section 2.2. Option to Exchange Term Loans for Exchange Notes....................................................22
Section 2.3. Interest; Default Interest..........................................................................23
Section 2.4. Mandatory Prepayment................................................................................24
Section 2.5. Optional Prepayment.................................................................................25
Section 2.6. Breakage Costs; Indemnity...........................................................................26
Section 2.7. Effect of Notice of Prepayment......................................................................26
Section 2.8. Payments............................................................................................26
Section 2.9. Taxes...............................................................................................28
Section 2.10. Right of Set Off; Sharing of Payments, Etc.........................................................31
Section 2.11. Certain Fees.......................................................................................32

ARTICLE III. REPRESENTATIONS AND WARRANTIES......................................................................32

Section 3.1. Acquisition Agreements..............................................................................32
Section 3.2. Organization; Powers................................................................................33
Section 3.3. Due Authorization and Enforceability................................................................33
Section 3.4. No Conflicts; No Consents...........................................................................33
Section 3.5. No Violations; Material Contracts...................................................................34
Section 3.6. Capital Stock; Subsidiaries.........................................................................34
Section 3.7. Liens...............................................................................................34
Section 3.8. Governmental Regulations............................................................................34
Section 3.9. [Reserved.].........................................................................................34
Section 3.10. Financial Statements; No Undisclosed Liabilities...................................................34
Section 3.11. Full Disclosure....................................................................................36
Section 3.12. Private Offering; Rule 144A Matters................................................................36
Section 3.13. Absence of Proceedings.............................................................................37
Section 3.14. Taxes..............................................................................................37
Section 3.15. Financial Condition; Solvency......................................................................37
Section 3.16. Absence of Certain Changes.........................................................................37
Section 3.17. Year 2000 Compliance...............................................................................37
Section 3.18. Properties.........................................................................................37
Section 3.19. Permits; Registration..............................................................................38
Section 3.20. ERISA..............................................................................................38
Section 3.21. Environmental Matters..............................................................................38
Section 3.22. Available Cash for the BAM Joint Venture...........................................................39

ARTICLE IV. COVENANTS............................................................................................39

Section 4.1. Use of Proceeds.....................................................................................39
Section 4.2. Notice of Default and Related Matters...............................................................39
Section 4.3. Reports.............................................................................................39
Section 4.4. Compliance Certificate..............................................................................40
Section 4.5. Taxes...............................................................................................40
Section 4.6. Stay, Extension and Usury Laws......................................................................41
Section 4.7. Restricted Payments.................................................................................41
Section 4.8. Dividend and Other Payment Restrictions Affecting Subsidiaries......................................43

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
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Section 4.9. Incurrence of Indebtedness and Issuance of Preferred Stock..........................................44
Section 4.10. Asset Sales........................................................................................46
Section 4.11. Transactions with Affiliates.......................................................................46
Section 4.12. Liens..............................................................................................47
Section 4.13. Business Activities................................................................................47
Section 4.14. Corporate Existence................................................................................47
Section 4.15. Offer to Prepay Upon a Change of Control...........................................................47
Section 4.16. Limitation on Sale and Leaseback Transactions......................................................48
Section 4.17. Limitation on Issuances and Sales of Capital Stock of Restricted Subsidiaries......................48
Section 4.18. Limitation on Issuances of Guarantees of Indebtedness..............................................49
Section 4.19. Merger; Sale of All or Substantially All Assets....................................................49
Section 4.20. Inspection Rights..................................................................................50
Section 4.21. Special Rights.....................................................................................50

ARTICLE V. CONDITIONS............................................................................................51

Section 5.1. Corporate and Other Proceedings.....................................................................51
Section 5.2. [Reserved.].........................................................................................52
Section 5.3. Absence of Certain Changes..........................................................................52
Section 5.4. Market Disruption...................................................................................52
Section 5.5. Financial Statements................................................................................52
Section 5.6. Litigation, etc.....................................................................................53
Section 5.7. Payment of Fees and Expenses........................................................................53
Section 5.8. Escrow Agreement....................................................................................53
Section 5.9. Exchange Notes......................................................................................53
Section 5.10. Registration Rights Agreement......................................................................53
Section 5.11. Delivery of Opinions...............................................................................53
Section 5.12. Solvency...........................................................................................53
Section 5.13. No Breach; No Default..............................................................................53
Section 5.14. Special Conditions.................................................................................54

ARTICLE VI. TRANSFER OF THE LOANS, THE INSTRUMENTS EVIDENCING SUCH LOANS AND THE SECURITIES; REPRESENTATIONS OF LENDERS;
PARTICIPATIONS...................................................................................................54

Section 6.1. Transfer of the Loans, the instruments evidencing the Loans and the Securities......................54
Section 6.2. Permitted Assignments...............................................................................54
Section 6.3. Permitted Participants; Effect......................................................................55
Section 6.4. Dissemination of Information........................................................................55
Section 6.5. Tax Treatment.......................................................................................56
Section 6.6. Replacement Securities Upon Transfer or Exchange....................................................56
Section 6.7. Register............................................................................................56

ARTICLE VII. EVENTS OF DEFAULT...................................................................................56

Section 7.1. Events of Default...................................................................................56
Section 7.2. Acceleration........................................................................................57
Section 7.3. Rights and Remedies Cumulative......................................................................58
Section 7.4. Delay or Omission Not Waiver........................................................................58
Section 7.5. Waiver of Past Defaults.............................................................................58
Section 7.6. Rights of Lenders To Receive Payment................................................................58

ARTICLE VIII.....................................................................................................58


PERMANENT SECURITIES.............................................................................................58

Section 8.1. Permanent Securities................................................................................58

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
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ARTICLE IX. TERMINATION..........................................................................................59

Section 9.1. Termination.........................................................................................59
Section 9.2. Survival of Certain Provisions......................................................................59

ARTICLE X. INDEMNITY.............................................................................................59

Section 10.1. Indemnification....................................................................................59
Section 10.2. Counsel............................................................................................60
Section 10.3. Settlement of Claims...............................................................................60
Section 10.4. Appearance Expenses................................................................................60
Section 10.5. Indemnity for Taxes, Reserves and Expenses.........................................................61
Section 10.6. Survival of Indemnification........................................................................61
Section 10.7. Liability Not Exclusive; Payments..................................................................62

ARTICLE XI. THE ADMINISTRATIVE AGENTS; THE ARRANGERS.............................................................62

Section 11.1. Appointment........................................................................................62
Section 11.2. Delegation of Duties...............................................................................62
Section 11.3. Exculpatory Provisions.............................................................................62
Section 11.4. Reliance by the Administrative Agents..............................................................62
Section 11.5. Notice of Default..................................................................................63
Section 11.6. Non-Reliance on the Administrative Agents and Other Lenders........................................63
Section 11.7. Indemnification....................................................................................64
Section 11.8. Administrative Agents, in their Individual Capacities..............................................64
Section 11.9. Successor Administrative Agents....................................................................64
Section 11.10.  Successor Administrative Agent...................................................................64

ARTICLE XII. MISCELLANEOUS.......................................................................................65

Section 12.1. Expenses; Documentary Taxes........................................................................65
Section 12.2. Notices............................................................................................65
Section 12.3. Consent to Amendments and Waivers..................................................................66
Section 12.4. Parties............................................................................................67
Section 12.5. New York Law; Submission to Jurisdiction; Waiver of Jury Trial.....................................67
Section 12.6. Replacement Notes..................................................................................67
Section 12.7. Appointment of Agent For Service...................................................................67
Section 12.8. Marshalling; Recapture.............................................................................67
Section 12.9. Limitation of Liability............................................................................68
Section 12.10. Independence of Covenants.........................................................................68
Section 12.11. Currency Indemnity................................................................................68
Section 12.12. Waiver of Immunity................................................................................68
Section 12.13.  Freedom of Choice................................................................................68
Section 12.14.  Successors and Assigns...........................................................................69
Section 12.15.  Merger...........................................................................................69
Section 12.16.  Severability Clause..............................................................................69
Section 12.17.  Representations, Warranties and Agreements To Survive Delivery...................................70

Exhibits:

Exhibit A           Form of Assignment and Acceptance
Exhibit B           Form of Term Note
Exhibit C           Form of Registration Rights Agreement
Exhibit D           Form of Escrow Agreement
Exhibit E           Form of Exchange Note Indenture
Exhibit F-1         Opinion of Cravath, Swaine & Moore

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Exhibit F-2         Opinion of Norton Rose
Exhibit F-3         Opinion of General Counsel


Schedules:

Schedule 3.10(a)    Consolidated Balance Sheet and Consolidated
                    Statements of Income and Cash Flows of the Borrower

Schedule 3.10(b) Statement of Net Assets and Statements of Revenues and Direct Expenses of the Bell Atlantic Mobile Tower Operations

Schedule 3.10(c) Consolidated Balance Sheet and Statement of Revenues and Direct Expenses of the operations acquired pursuant to the Powertel Acquisition

Schedule 3.10(d) Unaudited Statement of Income of the assets acquired pursuant to the Bell South Letter Agreement

Schedule 3.10(e) Pro Forma Consolidated Balance Sheet and Consolidated Statements of Income and Cash Flows of the Borrower

Schedule 3.13       Absence of Proceedings





                                       iv
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          THIS TERM LOAN AGREEMENT, dated as of March 15, 1999 (as amended, restated and/or otherwise modified from time to time, this "Agreement"), is by and among:

          (a) Crown Castle International Corp., a Delaware corporation (the "Borrower"), and

          (b) Goldman Sachs Credit Partners L.P., Salomon Brothers Holding Company Inc. and Credit Suisse First Boston, as arrangers (the "Arrangers").

          The parties hereto agree as follows:


                                   ARTICLE I.

                                  DEFINITIONS

          Section 1.1. Defined Terms. As used in this Agreement, the following terms shall have the meanings specified below:

          "Acquired Debt" means, with respect to any specified Person, (i) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, including, without limitation, Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person, and (ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

          "Acquisition Agreements" means the Formation Agreement, the Bell South Letter Agreement and the Powertel Acquisition Agreement.

          "Acquisition Escrow Payments" means the Powertel Escrow Payment and the Bell South Escrow Payment.

          "Acquisitions" means the Powertel Acquisition and the Bell South
Lease.

          "Adjusted Consolidated Cash Flow" has the meaning given to such term in the definition of "Debt to Adjusted Consolidated Cash Flow Ratio."

          "Administrative Agents" means Salomon Brothers Holding Company Inc. and Credit Suisse First Boston, acting as co-administrative agents pursuant to
Article XI, or any successor or replacement Administrative Agent in accordance therewith, acting in such capacity.

          "Affected Party" means any Lender, any Lender's LIBOR Lending Office, any beneficial owner of any Lender, and their respective successors and assigns.

          "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that for purposes of Section 4.11, beneficial ownership of 10% or more of the Voting Stock of a

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Person shall be deemed to be control. Neither the Lenders nor any of their
Affiliates will be treated as an Affiliate of the Borrower or any of its Subsidiaries for purposes of this Agreement.

          "Agreement" has the meaning specified in the preamble to this Agreement, as the same may be amended or supplemented from time to time.

          "Anniversary Date" means the first anniversary of the Closing Date, or the next Business Day if such date is not a Business Day.

          "Arrangers" means Goldman Sachs Credit Partners L.P., Salomon Brothers Holding Company Inc. and Credit Suisse First Boston, acting as arrangers in connection with the Term Loans.

          "Asset Sale" means (i) the sale, lease, conveyance or other disposition of any assets or rights (including, without limitation, by way of a sale and leaseback) provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Borrower and its Subsidiaries taken as a whole will be governed by the provisions of Section 4.15 and/or the provisions described in Section 4.19 and not by the provisions of
Section 4.10, and (ii) the issue or sale by the Borrower or any of its Restricted Subsidiaries of Equity Interests of any of the Borrower's Subsidiaries (other than directors' qualifying shares or shares required by applicable law to be held by a Person other than the Borrower or a Restricted Subsidiary), in the case of either clause (i) or (ii), whether in a single transaction or a series of related transactions (a) that have a fair market value in excess of $1.0 million or (b) for Net Proceeds in excess of $1.0 million. Notwithstanding the foregoing, the following items shall not be deemed to be Asset Sales: (i) a transfer of assets by the Borrower to a Restricted Subsidiary or by a Restricted Subsidiary to the Borrower or to another Restricted Subsidiary, (ii) an issuance of Equity Interests by a Subsidiary to the Borrower or to another Restricted Subsidiary, (iii) a Restricted Payment that is permitted by Section 4.7, (iv) grants of leases or licenses in the ordinary course of business and (v) disposals of Cash Equivalents.

          "Assignment and Acceptance" shall mean an assignment and acceptance entered into by a Lender and an assignee, and accepted by the Administrative Agents, in the form of Exhibit A or such other form as shall be approved by the Administrative Agents.

          "Attributable Debt" in respect of a sale and leaseback transaction means, at the time of determination, the present value (discounted at the rate of interest implicit in such transaction, determined in accordance with GAAP) of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction (including any period for which such lease has been extended or may, at the option of the lessor, be extended).

          "BAM" means Cellco Partnership, a Delaware general partnership doing business as Bell Atlantic Mobile.

          "BAM Funds" means Cash Equivalents in an aggregate amount that is sufficient to fund the Borrower's cash obligations under the Formation Agreement to consummate the BAM Joint Venture.

          "BAM Joint Venture" means the Crown Atlantic Holding Company LLC joint venture with BAM to be created by the Borrower through its Subsidiaries pursuant the Formation Agreement.

          "Bankruptcy Law" means Title 11 of the U.S. Code or any similar federal or state law for the relief of debtors.

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          "Base Rate" means, for any day, the sum of higher of (i) the Federal
Funds Rate for such day plus 50 basis points and (ii) the Prime Rate for such day. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Rate shall be effective on the effective date of such change in the Prime Rate or Federal Funds Rate.

          "Base Rate Loan" means a Term Loan at any time that the interest rate thereon is computed with reference to the Base Rate.

          "beneficial owner" and "beneficial ownership" each has the meaning as defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act.

          "Bell South Commitment" means, with respect to any Lender, the amount set forth opposite such Lender's signature on the signature pages of this Agreement as its "Bell South Commitment".

          "Bell South Escrow Payment" means the $50.0 million escrow payment by the Borrower to Kilpatrick Stockton L.L.P. for the benefit of BellSouth Mobility pursuant to the Bell South Letter Agreement.

          "Bell South Funding Date" means the date on which the conditions set forth in Article V are satisfied or waived in accordance with Section 12.3 and the Bell South Term Loans are funded by the Lenders.

          "Bell South Lease" means that certain long-term master lease agreement between the Borrower and BellSouth Mobility to lease or sublease approximately 1,850 communication towers owned by BellSouth Mobility to be executed pursuant to the Bell South Letter Agreement.

          "Bell South Letter Agreement" means the Letter Agreement dated March 5, 1999, between the Borrower and BellSouth Mobility Inc.

          "Bell South Term Loan" means up to $50.0 million in aggregate principal amount of Loans made by Lenders to the Borrower pursuant to Section
2.1 to be applied to the Bell South Escrow Payment.

          "Berkshire Group" means Berkshire Fund III, A Limited Partnership, Berkshire Fund IV, Limited Partnership, Berkshire Investors LLC and Berkshire Partners LLC.

          "Board" means the Board of Governors of the Federal Reserve System of the United States or any successor.

          "Board of Directors" means the Board of Directors of the Borrower, or any authorized committee of the Board of Directors.

          "Borrower" has the meaning specified in the preamble to this Agreement.

          "Business Day" means each day other than a Legal Holiday.

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          "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

          "Capital Markets Transaction" has the meaning specified in Section 2.4(a).

          "Capital Stock" means (i) in the case of a corporation, corporate stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited) and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

          "Cash Equivalents" means (i) United States dollars, (ii) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than six months from the date of acquisition, (iii) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case with any lender party to the Senior Credit Facility or with any domestic commercial bank having capital and surplus in excess of $500.0 million and a Thompson Bank Watch Rating of "B" or better, (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (ii) and (iii) above entered into with any financial institution meeting the qualifications specified in clause (iii) above, (v) commercial paper having the highest rating obtainable from either Moody's Investors Service, Inc. or Standard & Poor's Ratings Group and in each case maturing within six months after the date of acquisition and (vi) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (i)-(v) of this definition.

          "CCAIC" means CCA Investment Corp., a Delaware corporation and an indirect Wholly Owned Subsidiary of the Borrower that was formed to hold the Borrower's Equity Interests in Crown Atlantic Holding Company LLC.

          "CC Investment Corp." means Crown Castle Investment Corp., a Delaware corporation and a Wholly Owned Subsidiary of the Borrower.

          "CC Investment Corp. II" means Crown Castle Investment Corp. II, a Delaware corporation and a Wholly Owned Subsidiary of the Borrower.

          "CCP Inc." means CCP Inc., a Delaware corporation and an indirect Wholly Owned Subsidiary of the Borrower that was formed to effect the Powertel Acquisition.

          "Centennial Group" means Centennial Fund IV, L.P., Centennial Fund V, L.P. and Centennial Entrepreneurs Fund V, L.P.

          "Change of Control" means the occurrence of any of the following: (i) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Borrower and its Restricted Subsidiaries, taken as a whole, to any "person" (as such term is used in Section 13(d)(3) of the Exchange Act) other than a Principal or a Related Party of a Principal; (ii) the adoption of a plan relating to the

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liquidation or dissolution of the Borrower; (iii) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as defined above), other than the Principals and their Related Parties, becomes the "beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition), directly or indirectly, of more than 50% of the Voting Stock of the Borrower (measured by voting power rather than number of shares); provided that transfers of Equity Interests in the Borrower between or among the beneficial owners of the Borrower's Equity Interests and/or Equity Interests in CTSH, in each case as of November 20, 1997, shall not be deemed to cause a Change of Control under this clause (iii) so long as no single Person together with its Affiliates acquires a beneficial interest in more of the Voting Stock of the Borrower than is at the time collectively beneficially owned by the Principals and their Related Parties; (iv) the first day on which a majority of the members of the Board of Directors of the Borrower are not Continuing Directors; or (v) the Borrower consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, the Borrower, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Borrower is converted into or exchanged for cash, securities or other property, other than any such transaction where (x) the Voting Stock of the Borrower outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock (other than Disqualified Stock) of the surviving or transferee Person constituting a majority of the outstanding shares of such Voting Stock of such surviving or transferee Person (immediately after giving effect to such issuance) or (y) the Principals and their Related Parties own a majority of such outstanding shares after such transaction.

          "Change of Control Offer" has the meaning specified in Section
4.15(a).

          "Change of Control Payment" has the meaning specified in Section 4.15(a).

          "Change of Control Payment Date" has the meaning specified in Section 4.15(a).

          "Closing Date" means March 16, 1999.

          "Code" means the Internal Revenue Code of 1986, as amended, and any regulation promulgated thereunder.

          "Commitment" means, with respect to any Lender, such Lender's Powertel Commitment and such Lender's Bell South Commitment, collectively.

          "Commitment Letter" means that certain letter agreement, dated as of March 15, 1999, among the Borrower and the Arrangers.

          "Consolidated Cash Flow" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus (i) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was included in computing such Consolidated Net Income, plus (ii) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of

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letter of credit or bankers' acceptance financings, and net payments (if any)
pursuant to Hedging Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income, plus (iii) depreciation, amortization (including amortization of goodwill and other intangibles and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income, minus (iv) non-cash items increasing such Consolidated Net Income for such period (excluding any items that were accrued in the ordinary course of business), in each case on a consolidated basis and determined in accordance with GAAP.

          "Consolidated Indebtedness" means, with respect to any Person as of any date of determination, the sum, without duplication, of (i) the total amount of Indebtedness of such Person and its Restricted Subsidiaries, plus (ii) the total amount of Indebtedness of any other Person, to the extent that such Indebtedness has been Guaranteed by the referent Person or one or more of its Restricted Subsidiaries, plus (iii) the aggregate liquidation value of all Disqualified Stock of such Person and all preferred stock of Restricted Subsidiaries of such Person, in each case, determined on a consolidated basis in accordance with GAAP.

          "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that (i) the Net Income (but not loss) of any Person other than the Borrower that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person or a Restricted Subsidiary thereof, (ii) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded, (iii) the cumulative effect of a change in accounting principles shall be excluded and (iv) the Net Income (but not loss) of any Unrestricted Subsidiary shall be excluded whether or not distributed to the Borrower or one of its Restricted Subsidiaries.

          "Consolidated Tangible Assets" means, with respect to the Borrower, the total consolidated assets of the Borrower and its Restricted Subsidiaries, less the total intangible assets of the Borrower and its Restricted Subsidiaries, as shown on the most recent internal consolidated balance sheet of the Borrower and such Restricted Subsidiaries calculated on a consolidated basis in accordance with GAAP.

          "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of the Borrower who (i) was a member of such Board of Directors on the date hereof, (ii) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election or (iii) is a designee of a Principal or was nominated by a Principal.

          "Continuing Rate" will be determined on the Anniversary Date and will be the greatest of the following (expressed as a percentage per annum):

          (i) the interest rate borne by the Term Loans on the Business Day immediately preceding the Anniversary Date;

          (ii) the sum of the yield (expressed as a percentage per annum) then in effect for United States Treasury Notes with a remaining maturity closest to 10 years (provided, however, that if the remaining term of the Term Loans is not equal to the constant maturity of a United States Treasury Note for which a weekly average yield is given, such yield on United States Treasury Notes shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury Notes for which such yields are given) plus 650 basis points; and

          (iii) the sum of the Goldman Sachs Liquid High Yield Index Rate then in effect plus 250 basis points;

provided that the rates referenced in clauses (ii) and (iii) shall be determined two Business Days prior to the Anniversary Date.

          "Continuing Interest Rate Loan" means a Term Loan at any time the interest thereon is computed with reference to the Continuing Rate.

          "Continuing Spread" means 50 basis points at all times during the period commencing on and including the Anniversary Date and ending on the 90th day thereafter, and increasing by 50 basis points on the 90th day after the Anniversary Date and by an additional 50 basis points on the last day of each 90-day period thereafter for so long as any Term Loans are outstanding.

          "Credit Facilities" means one or more debt facilities (including, without limitation, the Senior Credit Facility) or commercial paper facilities with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

          "Crown Transition Agreements" means collectively (i) the Crown Memorandum of Understanding among the Borrower, Robert A. Crown and Barbara A. Crown, dated as of July 2, 1998, (ii) the Crown Services Agreement between the Borrower and Robert A. Crown, dated as of July 2, 1998 and (iii) the Registration Rights Crown Side Letter Agreement, among the Borrower, Robert A. Crown and Barbara A. Crown, dated as of August 18, 1998.

          "CTI" means Castle Transmission International Limited.

          "CTI Operating Agreement" means the memorandum of understanding among the Borrower, CTSH, CTI and TdF, dated as of August 21, 1998, relating to the development of certain business opportunities outside of the United States and the provision of certain business support and technical services in connection therewith.

          "CTI Services Agreement" means the amended and restated services agreement between CTI and TdF, dated as of August 21, 1998, relating to the provisions of certain services to CTI.

          "CTSH" means Castle Transmission Services (Holdings) Ltd and its successors.

          "CTSH Shareholders' Agreement" means the agreement entered into by the Borrower, CTSH and TdF, dated as of August 21, 1998, to govern the relationship between the Borrower and TdF as shareholders of CTSH.

          "Custodian" means any receiver, interim receiver, receiver and manager, trustee, assignee, liquidator, sequestrator, custodian or similar official under any Bankruptcy Law.

          "Debt to Adjusted Consolidated Cash Flow Ratio" means, as of any date of determination, the ratio of (a) the Consolidated Indebtedness of the Borrower as of such date to (b) the sum of (1) the Consolidated Cash Flow of the Borrower for the four most recent full fiscal quarters ending immediately prior to such date for which internal financial statements are available, less the Borrower's Tower Cash Flow for such four-quarter period, plus (2) the product of four times the Borrower's Tower Cash Flow for the most recent quarterly period (such sum being referred to as "Adjusted Consolidated Cash Flow"), in each case determined on a pro forma basis after giving effect to all acquisitions or dispositions of assets made by the Borrower and its Subsidiaries from the beginning of such four-quarter period through and including such date of determination (including any related financing transactions) as if such acquisitions and dispositions had occurred at the beginning of such four-quarter period. For purposes of making the computation referred to above, (i) acquisitions that have been made by the Borrower or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the reference period or subsequent to such reference period and on or prior to the Calculation Date shall be deemed to have occurred on the first day of the reference period and Consolidated Cash Flow for such reference period shall be calculated without giving effect to clause (ii) of the proviso set forth in definition of Consolidated Net Income, and (ii) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to Calculation Date, shall be excluded.

          "Default" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

          "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable, in each case, at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the Holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the Term Notes mature; provided, however, that any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Borrower to repurchase such Capital Stock upon the occurrence of a Change of Control or an Asset Sale shall not constitute Disqualified Stock if the terms of such Capital Stock provide that the Borrower may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 4.7.

          "dollars" or "$" shall mean lawful money of the United States of America.

          "Eligible Indebtedness" means any Indebtedness other than (i) Indebtedness in the form of, or represented by, bonds or other securities or any guarantee thereof and (ii) Indebtedness that is, or may be, quoted, listed or purchased and sold on any stock exchange, automated trading system or over-the-counter or other securities market (including, without prejudice to the generality of the foregoing, the market for securities eligible for resale pursuant to Rule 144A under the Securities Act).

          "Eligible Receivables" means the accounts receivable (net of any reserves and allowances for doubtful accounts in accordance with GAAP) of the Borrower and its Restricted Subsidiaries that are not more than 60 days past their due date and that were entered into in the ordinary course of business on normal payment terms as shown on the most recent internal consolidated balance sheet of the Borrower and such Restricted Subsidiaries, all calculated on a consolidated basis in accordance with GAAP.

          "Engagement Letter" means that certain letter agreement, dated as of March 15, 1999, among the Borrower, Goldman, Sachs & Co., Salomon Smith Barney Inc. and Credit Suisse First Boston Corporation entered into in connection with the Commitment Letter.

          "Equity Interests" means the Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

          "Escrow Agent" means United States Trust Company of New York, in its capacity as escrow agent pursuant to the Escrow Agreement.

          "Escrow Agreement" means the escrow agreement among the Borrower, the Arrangers on behalf of the Lenders, and the Escrow Agent, in the form attached as Exhibit D.

          "Eurocurrency Liabilities" has the meaning assigned to that term in Regulation D of the Board, as in effect from time to time.

          "Event of Default" means any event specified in Section 7.1.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          "Exchange Note Indenture" means, the indenture relating to the Exchange Notes, among the Borrower, as issuer, and the Exchange Note Trustee, in the form attached as Exhibit E, as the same may be amended or supplemented from time to time.

          "Exchange Note Trustee" means, on any date of determination, the trustee under the Exchange Note Indenture.

          "Exchange Notes" means the senior unsecured Exchange Notes of the Borrower, placed into escrow on the Closing Date, to be issued in exchange for certain Term Loans pursuant to Section 2.2, in the form attached as an exhibit to the Exchange Note Indenture.

          "Exchange Notice" has the meaning specified in Section 2.2(a).

          "Exchange Period" means the period (i) commencing on and including the last day of the first Interest Period to expire on a date on or after the Anniversary Date and (ii) ending on the Maturity Date.

          "Existing Indebtedness" means Indebtedness of the Borrower and its Subsidiaries (other than Indebtedness under the Senior Credit Facility) in existence on November 25, 1997, until such amounts are repaid.

          "Federal Funds Rate" means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to the Lenders (in their individual capacity) on such day on such transactions as determined by the Administrative Agents.

          "Fee Letter" means that certain Fee Letter, dated as of March 15, 1999, among the Borrower, Goldman Sachs Credit Partners L.P., Salomon Brothers Holding Company Inc., Credit Suisse First Boston, Goldman, Sachs & Co., Salomon Smith Barney Inc. and Credit Suisse First Boston Corporation, entered into in connection with the Commitment Letter.

          "Foreign Lender" means a Lender that is a foreign person for purposes of the U.S. federal income tax.

          "Foreign Participant" means a Participant that is a foreign person for purposes of the U.S. federal income tax.

          "Formation Agreement" means the Formation Agreement, dated as of December 8, 1998, by and among BAM, the Transferring Partnerships (as defined therein), the Borrower and CCAIC, pursuant to which the Borrower and BAM are to enter into the Crown Atlantic Holding Company LLC Operating Agreement, substantially in the form of Exhibit 3.5 thereto.

          "Funding Date" means, collectively, the Powertel Funding Date and the Bell South Funding Date.

          "Funding Notice" has the meaning specified in Section 2.1.

          "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the date of this Agreement.

          "Goldman Sachs Liquid High Yield Index Rate" means the rate (expressed as a percentage per annum) determined by Goldman, Sachs & Co. to represent the weighted average of the market yields during the preceding month on high-yield debt securities issued in minimum issue sizes of $100 million each.

          "Governance Agreement" means the agreement among the Borrower, TdF and its affiliates, dated as of August 21, 1998, to provide for certain rights and obligations of the Borrower, TdF and its affiliates with respect to the management of the Borrower.

          "Government Securities" means direct obligations of, or obligations guaranteed by, the United States of America, and the payment for which the United States pledges its full faith and credit.

          "Governmental Entity" means any government or political subdivision or any agency, authority, bureau, central bank, commission, department or instrumentality thereof, or any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic.

          "Guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, by way of a pledge of assets or through letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

          "Hedging Obligations" means, with respect to any Person, the obligations of such Person under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and (ii) other agreements or arrangements designed to protect such Person against fluctuations in interest rates or currency exchange rates.

          "Indebtedness" means, with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or banker's acceptances or representing Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any property or representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, as well as all Indebtedness of others secured by a Lien on any asset of such Person whether or not such Indebtedness is assumed by such Person (the amount of such Indebtedness as of any date being deemed to be the lesser of the value of such property or assets as of such date or the principal amount of such Indebtedness of such other Person so secured) and, to the extent not otherwise included, the Guarantee by such Person of any Indebtedness of any other Person. The amount of any Indebtedness outstanding as of any date shall be (i) the accreted value thereof, in the case of any Indebtedness issued with original issue discount, and (ii) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

          "Indemnified Party" has the meaning specified in Section 10.1.

          "Initial Period" means the period beginning on the Closing Date and ending on the last day of the first Interest Period to expire on a date on or after the Anniversary Date.

          "Initial Spread" means 550 basis points at all times during the period commencing on and including the Closing Date and ending on the 90th day thereafter, and increasing by 50 basis points on the 90th day after the Closing Date and by an additional 50 basis points on the last day of each 90-day period thereafter for so long as any Term Loans are outstanding during the Initial Period.

          "Interbank Offered Rate" means, for any LIBOR Rate Loan for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100th of 1%) appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period. If for any reason such rate is not available, the term "Interbank Offered Rate" shall mean, for any LIBOR Rate Loan for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100th of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in dollars at approximately 11:00 a.m. (London Time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates.

          "Interest Payment Date" means (i) the last day of each February, May, August and November after the Closing Date in the case of the Base Rate Loans,
(ii) the last day of each Interest Period in the case of LIBOR Rate Loans, (iii) the 90th day after the last day of the first Interest Period to expire on a date on or after the Anniversary Date, and the last day of each 90-day period thereafter, in the case of Term Loans outstanding at any time during the Exchange Period, (iv) the Maturity Date and (v) the date of any prepayment of all or any portion of the principal of the Loans.

          "Interest Period" means, in respect of any LIBOR Rate Loan, (i) in the case of the first Interest Period applicable to the Term Loans, the period commencing on and including the Closing Date and ending on the numerically corresponding date (or, if there is no numerically corresponding date, on the last date) in the calendar month that is 3 months thereafter, and (ii) in the case of each subsequent Interest Period, the period beginning on the last day of the prior Interest Period and ending on the numerically corresponding date (or, if there is no numerically corresponding date, on the last date) in the calendar month that is 3 months thereafter; provided, however, that if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended until the next succeeding Business Day unless the next Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day. Interest shall accrue from the first day of an Interest Period to but excluding the last day of such Interest Period. Notwithstanding the foregoing, no Interest Period in respect of the Term Loans may extend beyond the Maturity Date and each Interest Period that would otherwise commence before and end after the Maturity Date shall end on the Maturity Date.

          "Investment Banks" means, collectively, Goldman, Sachs & Co., Salomon Smith Barney Inc. and Credit Suisse First Boston Corporation.

          "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including guarantees of Indebtedness or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Borrower or any Restricted Subsidiary of the Borrower sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary of the Borrower or a Restricted Subsidiary of the Borrower issues any of its Equity Interests such that, in each case, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of the Borrower, the Borrower shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Subsidiary not sold or disposed of in an amount determined as provided in the final paragraph of Section 4.7.

          "Legal Holiday" means a Saturday, a Sunday or any other day on which banking institutions in the City of New York, or at a place of payment are authorized by law, regulation or executive order to remain closed and, if such day relates to a payment or prepayment of principal of, or interest on, or an Interest Period for, LIBOR Rate Loans, any day which is also a day on which dealings in dollar deposits are carried out in the London interbank markets.

          "Lenders" shall mean (a) each financial institution that has executed a counterpart to this Agreement (other than any such financial institution that has ceased to be a party hereto pursuant to an Assignment and Acceptance) and
(b) any financial institution that has become a party hereto pursuant to an Assignment and Acceptance.

          "LIBOR Lending Office" means, with respect to any Lender, the office, if any, of such Lender specified from time to time as its "LIBOR Lending Office" in a written notice to the Borrower.

          "LIBOR Rate" means the interest rate per annum calculated according to the following formula:

                LIBOR Rate                =      Interbank Offered Rate

                                                 1  LIBOR Reserve Percentage

          "LIBOR Rate Loan" means a Term Loan at any time the interest rate thereon is computed with reference to the LIBOR Rate.

          "LIBOR Reserve Percentage" means, for any day, that percentage (expressed as a decimal) which is in effect from time to time under Regulation D or any successor regulation, as the maximum reserve requirement (including any basic, supplemental, emergency, special, or marginal reserves) applicable with respect to Eurocurrency Liabilities as that term is defined in Regulation D (or against any other category of liabilities that includes deposits by reference to which the interest rate of LIBOR Rate Loans is determined), whether or not any Administrative Agent or any Lender has any Eurocurrency liabilities subject to such requirements, without benefits of credits or proration, exceptions or offsets that may be available from time to time to any Administrative Agent or any Lender. The LIBOR Rate shall be adjusted automatically on and as of the effective date of any change in the LIBOR Reserve Percentage.

          "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

          "Liquidated Damages" means all liquidated damages then owning pursuant to Section 3(c) of the Registration Rights Agreement.

          "Loan" means a Term Loan.

          "Loan Documents" means this Agreement, the Term Notes and the Related Documents.

          "Loan Register" means the register maintained by the Administrative Agents on behalf of the Borrower pursuant to Section 6.7.

          "Majority Lenders" means, at any time, Lenders holding at least a majority of the then aggregate unpaid principal balance of the Loans, or, if no such principal amount is then outstanding, Lenders having at least a majority of the total Commitments; provided that, for purposes hereof, neither the Borrower nor any of its Affiliates shall be included in (i) the Lenders holding such amount of the

Loans or having such amount of the Commitments or (ii) determining the aggregate unpaid principal amount of the Loans or the total Commitments.

          "Material Adverse Effect" means, except as otherwise specifically stated, a material adverse effect on the condition (financial or other), business, prospects, properties or results of operations of the Borrower and its "significant subsidiaries" as defined in Rule 405 of the rules and regulations of the Commission promulgated under the Securities Act, taken as a whole.

          "Maturity Date" means November 30, 2007.

          "Nassau Group" means Nassau Capital Partners II, L.P. and NAS Partners I, L.L.C.

          "Net Income" means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however, (i) any gain or loss, together with any related provision for taxes on such gain or loss, realized in connection with (a) any Asset Sale (including, without limitation, dispositions pursuant to sale and leaseback transactions) or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries and (ii) any extraordinary gain or loss, together with any related provision for taxes on such extraordinary gain or loss.

          "Net Proceeds" means the aggregate cash proceeds received by the Borrower or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of
(i) the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and any relocation expenses incurred as a result thereof, (ii) taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), (iii) amounts required to be applied to the repayment of Indebtedness (other than Indebtedness under a Credit Facility) secured by a Lien on the asset or assets that were the subject of such Asset Sale, (iv) all distributions and other payments required to be made to minority interest holders in Restricted Subsidiaries as a result of such Asset Sale, (v) the deduction of appropriate amounts provided by the seller as a reserve in accordance with GAAP against any liabilities associated with the assets disposed of in such Asset Sale and retained by the Borrower or any Restricted Subsidiary after such Asset Sale and (vi) without duplication, any reserves that the Borrower's Board of Directors determines in good faith should be made in respect of the sale price of such asset or assets for post closing adjustments; provided that in the case of any reversal of any reserve referred to in clause (v) or (vi) above, the amount so reserved shall be deemed to be Net Proceeds from an Asset Sale as of the date of such reversal.

          "Non-Recourse Debt" means Indebtedness (i) as to which neither the Borrower nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable (as a guarantor or otherwise), or (c) constitutes the lender and (ii) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Borrower or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accellerated or payable prior to its stated maturity; and (iii) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the

Borrower or any of its Restricted Subsidiaries (except that this clause (iii) shall not apply to any Indebtedness incurred by CTSH and its Subsidiaries prior to August 21, 1998).

          "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

          "Offering Documents" means an offering memorandum or prospectus together with such other documents, instruments and agreements as the Investment Banks may request in their sole discretion in connection with the issuance of the Permanent Securities.

          "Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operation Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person.

          "Officers' Certificate" means a certificate signed on behalf of the Borrower by two Officers of the Borrower, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Borrower.

          "Opinion of Counsel" means an opinion from legal counsel who is reasonably acceptable to the Administrative Agents. The counsel may be an employee of or counsel to the Borrower, any Subsidiary of the Borrower or the Administrative Agents.

          "Other Taxes" has the meaning specified in Section 2.9(b).

          "Other Term Loans" means up to $100 million in aggregate principal amount of loans to CTSH or a Subsidiary thereof under a term loan agreement among CTSH, the Arrangers and the lenders named therein, which term loan agreement may be executed pursuant to a letter agreement substantially similar to the Commitment Letter that may be entered into among CTSH and the Arrangers.

          "Participations" has the meaning specified in Section 6.3.

          "Permanent Securities" means securities to be issued by the Borrower in connection with the Proposed Offerings to refinance the Loans.

          "Permitted Business" means any business conducted by the Borrower, its Restricted Subsidiaries or CTSH and its Subsidiaries on the date of this Agreement and any other business related, ancillary or complementary to any such business.

          "Permitted Investments" means (a) any Investment in the Borrower or in a Restricted Subsidiary of the Borrower; (b) any Investment in Cash Equivalents;
(c) any Investment by the Borrower or any Restricted Subsidiary of the Borrower in a Person, if as a result of such Investment (i) such Person becomes a Restricted Subsidiary of the Borrower or (ii) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Borrower or a Restricted Subsidiary of the Borrower; (d) any Restricted Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.10; (e) any acquisition of assets solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Borrower; (f) receivables created in the ordinary course of business; (g) loans or advances to employees made in the ordinary course of business not to exceed $1.0 million at any one time outstanding; (h) securities and other assets received in settlement of trade debts or other claims arising in the ordinary course of business; (i) purchases of additional Equity Interests in CTSH for cash pursuant to the Governance Agreement as the same is in effect on the date of this Agreement for aggregate cash consideration not to exceed $20 million since November 26, 1997; and (j) other Investments in Permitted Businesses not to exceed 5% of the Borrower's Consolidated Tangible Assets at any one time outstanding (each such Investment being measured as of the date made and without giving effect to subsequent changes in value).

          "Permitted Liens" means (i) Liens securing Eligible Indebtedness of the Borrower under one or more Credit Facilities that was permitted by the terms of this Agreement to be incurred or (ii) Liens securing any Indebtedness of any of the Borrower's Restricted Subsidiaries that was permitted by the terms of this Agreement to be incurred; (iii) Liens in favor of the Borrower; (iv) Liens existing on the date of this Agreement; (v) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor; (vi) Liens securing Indebtedness permitted to be incurred under clause (iv) of the second paragraph of Section 4.9; and (vii) Liens incurred in the ordinary course of business of the Borrower or any Restricted Subsidiary of the Borrower with respect to obligations that do not exceed $5.0 million at any one time outstanding and that (a) are not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than trade credit in the ordinary course of business) and (b) do not in the aggregate materially detract from the value of the property or materially impair the use thereof in the operation of business by the Borrower or such Restricted Subsidiary.

          "Permitted Refinancing Indebtedness" means any Indebtedness of the Borrower or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Borrower or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that: (i) the principal amount (or initial accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus accrued interest on, the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of expenses and prepayment premiums incurred in connection therewith); (ii) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; (iii) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness is subordinated in right of payment to, the Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and (iv) such Indebtedness is incurred either by the Borrower or by the Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

          "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or agency or political subdivision thereof (including any subdivision or ongoing business of any such entity or substantially all of the assets of any such entity, subdivision or business).

          "Powertel" means Powertel Atlantic Towers, LLC, Powertel Birmingham Towers, LLC, Powertel Jacksonville Towers, LLC, Powertel Kentucky Towers, LLC, Powertel Memphis Towers, LLC and Powertel, Inc.

          "Powertel Acquisition" means the acquisition of all or substantially all of the communications tower assets of Powertel pursuant to the Powertel Acquisition Agreement.

          "Powertel Acquisition Agreement" means that certain asset purchase agreement between the Borrower, CCP Inc. and Powertel, dated as of March 15, 1999, with respect to the purchase of certain communications tower assets of Powertel.

          "Powertel Commitment" means, with respect to any Lender, the amount set forth opposite such Lender's signature on the signature pages of this Agreement as its "Powertel Commitment."

          "Powertel Escrow Payment" means a $50.0 million escrow payment by the Borrower to SunTrust Bank, N.A. for the benefit of Powertel upon execution of the Powertel Acquisition Agreement.

          "Powertel Funding Date" means the date on which the conditions set forth in Article V are satisfied or waived in accordance with Section 12.3 and the Powertel Term Loans are funded by the Lenders, which shall be the Closing Date or such other date mutually agreed between the Borrower and the Administrative Agents.

          "Powertel Term Loan" means up to $50.0 million in aggregate principal amount of Loans made by any Lender to the Borrower pursuant to Section 2.1 to be applied to the Powertel Escrow Payment.

          "Prepayment Date" has the meaning specified in Section 2.7.

          "Prime Rate" means the rate of interest per annum established and publicly announced from time to time by Credit Suisse First Boston as its prime rate. The Prime Rate is not necessarily the best or the lowest rate of interest offered by the Administrative Agents.

          "Principals" means Berkshire Group, Centennial Group, Nassau Group, TdF and any Related Party of the foregoing.

          "Proposed Offerings" means the Borrower's proposal to issue and/or cause one of its affiliates to issue (i) up to $300 million in gross proceeds of debt securities or preferred stock and (ii) up to $400 million in gross proceeds of equity securities, in each case contemplated by the Engagement Letter.

          "Public Equity Offering" means an underwritten primary public offering of common stock of the Borrower pursuant to an effective registration statement under the Securities Act.

          "Recovered Escrow Funds" means any and all amounts received by the Borrower or any of its Subsidiaries as a distribution or payment on, or refund, reimbursement, repayment or other recovery of, any amounts paid by the Borrower and its Subsidiaries with respect to the Powertel Escrow Payment and/or the Bell South Escrow Payment; provided that any such amounts that are given by the Borrower or any of its Subsidiaries to Powertel or BellSouth Mobility as consideration in connection with the Powertel Acquisition or the Bell South Lease, as the case may be, shall not constitute Recovered Escrow Funds.

          "Registration Rights Agreement" means the registration rights agreement among the Borrower and the Arrangers pursuant to which the Exchange Notes are required to be registered for public sale, in the form attached as Exhibit C.

          "Regulation D" means Regulation D of the Board as the same may be amended or supplemented from time to time.

          "Related Documents" means the Exchange Notes, the Exchange Note Indenture, the Registration Rights Agreement, the Escrow Agreement, the Engagement Letter and the Fee Letter.

          "Related Party" with respect to any Principal means (A) any controlling stockholder, 80% (or more) owned Subsidiary of such Principal or (B) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, members, partners, owners or Persons beneficially holding an 80% or more controlling interest of which consist of such Principal and/or such other Persons referred to in the immediately preceding clause (A).

          "Request" has the meaning specified in Section 8.1(b).

          "Responsible Officer" of any corporation shall mean any executive officer or financial officer of such corporation and any other officer or similar official thereof responsible for the administration of the obligations of such corporation in respect of this Agreement.

          "Restricted Investment" means an Investment other than a Permitted Investment.

          "Restricted Payments" has the meaning specified in Section 4.7.

          "Restricted Subsidiary" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

          "Rights Agreement" means the agreement between the Borrower and ChaseMellon Shareholders Services, L.L.C., as rights agent, dated as of August 21, 1998, relating to the dividend declared by the Borrower consisting of the right to purchase 1/1000th of a share of the Borrower's Series A Participating Cumulative Preferred Stock, par value $.01 per share.

          "SEC" means the Securities and Exchange Commission.

          "Securities" means, collectively, the Exchange Notes.

          "Securities Act" means the Securities Act of 1933, as amended.

          "Senior Credit Facility" means that certain Amended and Restated Loan Agreement, dated as of July 10, 1998, by and among Key Corporate Capital Inc. and PNC Bank, National Association, as arrangers and agents for the financial institutions listed therein, and Crown Communication Inc. and Crown Castle International Corp. de Puerto Rico, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, modified, renewed, refunded, replaced or refinanced from time to time.

          "Senior Discount Notes" means the Borrower's 10-5/8% Senior Discount Notes due 2007.

          "Senior Discount Notes Indenture" means that certain Indenture, dated as of November 25, 1997, between the Borrower and United States Trust Company of New York, as trustee, governing the Senior Discount Notes.

          "Significant Subsidiary" means, with respect to any Person, any Restricted Subsidiary of such Person that would be a "significant subsidiary" of such Person as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date of this Agreement, except that all references to "10 percent" in Rule 1-02(w)(1),
(2) and (3) shall mean "5 percent."

          "Solvent" means, with respect to any Person on a pro forma basis immediately after the consummation of a transaction, that (i) the fair value of such Person's assets exceeds its stated liabilities, including all contingent liabilities, (b) the present fair saleable value of such Person's assets exceeds that amount that will be required to pay its probable liability on its debts as they become absolute and mature, (c) such Person will not have incurred debts beyond its ability to pay such debts as they mature, and (d) the then remaining assets of such Person will not constitute an unreasonably small capital for such Person's businesses.

          "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

          "Stockholders' Agreement" means the agreement among the Borrower and certain stockholders of the Borrower, dated as of August 21, 1998, to provide for certain rights and obligations of the Borrower and such stockholders with respect to the governance of the Borrower and such stockholders' shares of Common Stock and/or Class A Common Stock of the Borrower.

          "Strategic Equity Investment" means a cash contribution to the common equity capital of the Borrower or a purchase from the Borrower of common Equity Interests (other than Disqualified Stock), in either case by or from a Strategic Equity Investor and for aggregate cash consideration of at least $50.0 million.

          "Strategic Equity Investor" means a Person engaged in a Permitted Business whose Total Equity Market Capitalization exceeds $1.0 billion.

          "Subsidiary" means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

          "Taxes" has the meaning specified in Section 2.9(a).

          "TdF" means TeleDiffusion de France International S.A, or any controlled affiliate of TdF.

          "Term Loan" means, collectively, the Powertel Term Loan and the Bell South Term Loan, in an aggregate principal amount not to exceed $100.0 million.

          "Term Note" means a promissory note of the Borrower in the form attached as Exhibit B hereto evidencing the Term Loan of any Lender.

          "Total Equity Market Capitalization" of any Person means, as of any day of determination, the sum of (i) the product of (A) the aggregate number of outstanding primary shares of common stock of such Person on such day (which shall not include any options or warrants on, or securities convertible or exchangeable into, shares of common stock of such person) multiplied by (B) the average closing price of such common stock listed on a national securities exchange or the Nasdaq National Market System over the 20 consecutive business days immediately preceding such day, plus (ii) the liquidation value of any outstanding shares of preferred stock of such Person on such day.

          "Tower Asset Exchange" means any transaction in which the Borrower or one of its Restricted Subsidiaries exchanges assets for Tower Assets and/or cash or Cash Equivalents where the fair market value (evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Trustee) of the Tower Assets and cash or Cash Equivalents received by the Borrower and its Restricted Subsidiaries in such exchange is at least equal to the fair market value of the assets disposed of in such exchange.

          "Tower Assets" means wireless transmission towers and related assets that are located on the site of a transmission tower.

          "Tower Cash Flow" means, for any period, the Consolidated Cash Flow of the Borrower and its Restricted Subsidiaries for such period that is directly attributable to site rental revenue or license fees paid to lease or sublease space on communication sites owned or leased by the Borrower, all determined on a consolidated basis and in accordance with GAAP. Tower Cash Flow will not include revenue or expenses attributable to non-site rental services provided by the Borrower or any of its Restricted Subsidiaries to lessees of communication sites or revenues derived from the sale of assets.

          "Transactions" means, collectively, the Acquisitions, the related financing transactions and each of the other transactions contemplated by the Transaction Documents.

          "Transaction Documents" means the Loan Documents and the Acquisition Agreements.

          "Transferee" has the meaning specified in Section 6.4.

          "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended.

          "Unrestricted Subsidiary" means (i) any Subsidiary of the Borrower that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution; but only to the extent that such Subsidiary: (a) has no Indebtedness other than Non-Recourse Debt; (b) is not party to any agreement, contract, arrangement or understanding with the Borrower or any Restricted Subsidiary of the Borrower unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Borrower or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Borrower; (c) is a Person with respect to which neither the Borrower nor any of its Restricted Subsidiaries has any direct or indirect obligation (x) to subscribe for additional Equity Interests or (y) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; (d) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Borrower or any of its Restricted Subsidiaries; and (e) has at least one director on its board of directors that is not a director or executive officer of the Borrower or any of its Restricted Subsidiaries and has at least one executive officer that is not a director or executive officer of the Borrower or any of its Restricted Subsidiaries. Any such designation by the Board of Directors shall be evidenced to the Administrative Agents by filing with the Administrative Agents a certified copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions and was permitted by Section 4.7 hereof. If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Agreement and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Borrower as of such date (and, if such Indebtedness is not permitted to be incurred as of such date under Section 4.9 hereof, the Borrower shall be in default of such covenant). The Board of Directors of the Borrower may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Borrower of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (i) such Indebtedness is permitted under Section 4.9 hereof, calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period, and (ii) no Default would occur or be in existence following such designation. For avoidance of doubt, for purposes of this Agreement the following Subsidiaries of the Borrower shall be deemed as of the date hereof to be Unrestricted Subsidiaries: (i) CTSH and each of its Subsidiaries as of the date of this Agreement; and (ii) CC Investment Corp. and CC Investment Corp. II and each of their Subsidiaries (including CCAIC and the BAM Joint Venture) as of the date of this Agreement.

          "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the board of directors of such Person.

          "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the sum of the products obtained by multiplying (x) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (y) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (b) the then outstanding principal amount of such Indebtedness.

          "West Street" means West Street Fund I, L.L.C., an Affiliate of Goldman Sachs Credit Partners L.P.

          "Wholly Owned Subsidiary" of any Person means a Subsidiary of such Person, 100% of the Capital Stock and other Equity Interests of which is owned directly or indirectly by such Person.

          "Wholly Owned Restricted Subsidiary" of any Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned (i) by such Person, (ii) by one or more Wholly

Owned Restricted Subsidiaries of such Person or (iii) by such Person and one or more Wholly Owned Restricted Subsidiaries of such Person.

          "Year 2000 Problem" has the meaning specified in Section 3.17.

          Section 1.2.  Interpretation.

          In this Agreement, the singular includes the plural and the plural includes the singular; words implying any gender include the other genders; references to any section, exhibit or schedule are to sections, exhibits or schedules hereto unless otherwise indicated; references to statutes are to be construed as including all statutory provisions consolidating, amending or replacing the statute referred to; references to "writing" include printing, typing, lithography and other means of reproducing words in a visible form; "including" following a word or phrase shall not be construed to limit the generality of such word or phrase; "or" is not exclusive; provisions apply to successive events and transactions; and an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP.


                                  ARTICLE II.

                              THE CREDIT FACILITY

          Section 2.1.  Commitments to Make Term Loans.

          In reliance upon the representations and warranties of the Borrower set forth herein and subject to the terms and conditions herein set forth, each of the Lenders severally agrees to make (a) a Powertel Term Loan to the Borrower on the Powertel Funding Date in the amount of such Lender's Powertel Commitment and (b) a Bell South Term Loan to the Borrower on the Bell South Funding Date in the amount of such Lender's Bell South Commitment. Not later than three Business Days prior to a Funding Date, the Borrower shall irrevocably notify the Administrative Agents in a written notice (a "Funding Notice") the principal amount of Term Loans to be drawn on such Funding Date. The proceeds of each Term Loan shall be disbursed by wire transfer on the relevant Funding Date as provided in written instructions delivered by the Borrower to the Administrative Agents on the Business Day prior to such Funding Date. Each Term Loan will mature on the Maturity Date.

          Section 2.2.  Option to Exchange Term Loans for Exchange Notes.

          (a) On any Business Day on or after the Anniversary Date (if any), any Lender may elect to exchange all or any portion of its Term Loan for one or more Exchange Notes by giving not less than five Business Days' prior irrevocable written notice of such election to the Borrower, the Escrow Agent, the Administrative Agents and the Exchange Note Trustee specifying the principal amount of its Term Loan to be exchanged (which shall be at least $1,000,000 and integral multiples of $1,000 in excess thereof) and subject to Section 6.1, the name of the proposed registered holder and, subject to the terms of the Exchange
Note Indenture, the amount of each Exchange Note requested (each such notice, an "Exchange Notice"); provided, that in no event shall the aggregate principal amount of the Term Loans initially exchanged pursuant to this Section 2.2(a) be less than $15,000,000. Any such exchanging Lender shall deliver its Term Notes to the Administrative Agents within five Business Days following delivery of an Exchange Notice. Term Notes exchanged for Exchange Notes pursuant to this
Section 2.2 shall be deemed repaid and canceled and the Exchange Notes so issued shall be governed by and construed in accordance with the provisions of the Exchange Note Indenture.

          (b) Not later than the fifth Business Day after delivery of an Exchange Notice:

          (i) the Administrative Agents shall deliver to the Escrow Agent the original Term Notes delivered to them by the exchanging Lender pursuant to
     Section 2.2(a);

          (ii) the Escrow Agent shall cancel each Term Note so delivered to it and, if applicable, the Borrower shall issue a replacement Term Note to such Lender in an amount equal to the principal amount of such Lender's Term Loan that is not being exchanged, or the Escrow Agent shall make a notation on the surrendered Term Note to the effect that a portion of the Term Loan represented thereby has been repaid; and

          (iii)  upon completion of the actions set forth in clauses (b)(i) and
     (ii) the Escrow Agent shall deliver the applicable Exchange Note(s) to the Exchange Note Trustee for authentication and delivery to the holder or holders thereof specified in the Exchange Notice.

          (c) Each Exchange Note issued pursuant to this Section 2.2 shall bear interest at a fixed rate equal to the rate per annum borne by the Term Loan on the date of the Exchange Notice. Accrued interest on Term Loans so exchanged shall be canceled and the Exchange Notes received in such exchange shall bear interest from and including the most recent date to which interest has been paid on the Term Loans so exchanged.


          Section 2.3.  Interest; Default Interest.

          (a) Interest Rate Applicable to Term Loans During the Initial Period. Subject to Sections 2.3(d) and (e) below, the unpaid principal balance of all Term Loans outstanding at any time during the Initial Period shall accrue interest at a rate per annum equal to the sum of the LIBOR Rate plus the Initial Spread, changing on the first day of each Interest Period when and as the LIBOR Rate and/or the Initial Spread changes.

          (b) Interest Rate Applicable to Term Loans As Of and Following the Anniversary Date. Subject to Sections 2.3(d) and (e) below, interest on the unpaid principal balance of all Term Loans outstanding at any time following the Anniversary Date shall accrue interest at a rate per annum equal to the Continuing Rate plus the Continuing Spread, changing when and as the Continuing Spread changes.

          (c) Basis of Computation of Interest; Payment of Interest. All interest shall be payable in arrears not later than 12:00 noon (New York City time) on each Interest Payment Date by wire transfer of immediately available funds in accordance with Section 2.8. All interest (i) in respect of LIBOR Rate Loans shall be calculated for actual days elapsed on the basis of a 360-day year, (ii) in respect of Base Rate Loans shall be calculated for actual number of days elapsed over a year of 365 or 366 days, as the case may be, when the Base Rate is determined by reference to the Prime Rate, and over a year of 360 days at all other times, and (iii) in respect of Continuing Interest Rate Loans shall be calculated on the basis of a year comprised of twelve months of 30 days each.

          (d) Default Interest. Subject to Section 2.3(e) below, if an Event of Default described in clause (a) or (b) of Section 7.1 occurs, the Borrower shall on demand from time to time pay interest on such defaulted amount, to the extent permitted by law, from the date such Default in the payment of interest or Event of Default first occurred to but excluding the date of actual payment or cure or waiver (after as well as before judgment) to the extent lawful, at a rate per annum equal to 200 basis points in excess of the otherwise applicable interest rate on the Loans. The Borrower shall pay such default interest and all interest accruing on any overdue Obligation in cash on demand from time to time, provided, however, that the sum of such default interest rate and rate of interest accruing on any overdue Obligations shall not at any time exceed 16% per annum.

          (e) Maximum Interest Rate.  Notwithstanding anything contained in
Section 2.3(a), 2.3(b) or 2.3(d) above, in no event shall the interest rate on the Loans for any Interest Period exceed an annual rate equal to the lesser of
(i) 16% per annum and (ii) the maximum interest rate permitted by law.

          (f) Payment of Interest and Liquidated Damages. Except as otherwise set forth herein, interest and Liquidated Damages on each Loan shall be payable in arrears on and to (i) each Interest Payment Date applicable to that Loan;
(ii) any prepayment of that Loan, to the extent accrued on the amount being prepaid; (iii) at maturity, including final maturity; and (iv) if such Loan is a Term Loan that is exchanged for an Exchange Note, the date of exchange as specified in the relevant Exchange Notice. All interest and Liquidated Damages payments shall be made not later than 12:00 noon (New York City time) on the date specified for payment by wire transfer of immediately available funds in accordance with Section 2.8.

          Section 2.4.  Mandatory Prepayment.

          (a) The Borrower shall prepay the Loans ratably in accordance with the aggregate outstanding principal balances thereof, with:

          (1)  the net cash proceeds of:


               (i) any direct or indirect public offering or private placement of the Permanent Securities, or any other debt or equity securities of the Borrower or any of its controlled Affiliates issued after the Closing Date (including without limitation any equity contributions from TeleDiffusion de France International S.A.) other than (A) any issuance of directors' qualifying shares and (B) any issuance or sale of common stock (or common stock equivalents) of the Borrower to officers and employees under employee benefit clients or compensation plans";

               (ii) the incurrence of any other Indebtedness by the Borrower or any of its controlled Affiliates after the Closing Date (other than Indebtedness permitted to be incurred under the Senior Credit Facility pursuant to clauses (i), (iv) and (vi) of the second paragraph of
          Section 4.9); and

               (iii) any Asset Sale by the Borrower or any of its controlled Affiliates after the Closing Date; provided that the following shall not be deemed an "Asset Sale" for purposes of this covenant: (A) the sale of any asset encumbered by Liens of third-party creditors permitted under Section 4.12 solely to the extent that the Net Proceeds of such Asset Sale are applied to pay the claims of such third party creditors and (B) sales of Tower Assets in an aggregate amount not to exceed $5.0 million during any calendar year if (y) the Borrower advises the Administrative Agents in writing that it will utilize the net cash proceeds of each such sale within six months of the date of closing such sale to purchase additional Tower Assets and
          (z) the Borrower in fact uses the net cash proceeds to purchase additional Tower Assets within such six-month period,

     (each of the transactions in the foregoing clauses (i), (ii) and (iii), a "Capital Markets Transaction"), or

          (2) all of the Recovered Escrow Funds if at any time the Borrower or any of its Subsidiaries receives any Recovered Escrow Funds (any such event, an "Escrow Recovery"),

          (3) all of the BAM Funds if the Borrower abandons the BAM Joint Venture or if the Formation Agreement expires or is otherwise terminated (any such event, a "Joint Venture Termination").

Subject to Section 2.6 and Section 2.7, the Borrower shall, not later than the fifth Business Day following any Capital Markets Transaction, Escrow Recovery or Joint Venture Termination, apply such net cash proceeds, Recovered Escrow Funds or BAM Funds to prepay the Loans pursuant to this Section 2.4, without premium or penalty, by paying to each Lender an amount equal to 100% of such Lender's pro rata share of the aggregate principal amount of the Loans to be prepaid, plus accrued and unpaid interest thereon to the Prepayment Date.

          (b) Notwithstanding the provisions of Section 2.4(a) above:

          (i) in the case of any Capital Markets Transaction, the Borrower shall be required to apply the net cash proceeds from such Capital Markets Transaction to prepay the Loans pursuant to this Section 2.4 only after making any repayment of amounts outstanding under the Senior Credit Facility that are required to be made prior to the application of such net cash proceeds to the prepayment of the Loans;

          (i) in the case of any Capital Markets Transaction specified in clause
     (i) of the definition thereof, to the extent that the Borrower receives any equity contributions from TdF, the Borrower shall be required to apply the net cash proceeds from such Capital Markets Transaction (1) first, to prepay the Loans and Other Term Loans pursuant to this Section 2.4 in accordance with clause (iii) below; (2) second, to permanently reduce any remaining unfunded Commitments hereunder on a pro rata basis and (3) third, to permanently reduce any remaining unfunded commitments under the letter agreement with CTSH or related term loan agreement, if any, with respect to the Other Term Loans on a pro rata basis; and

          (ii) if Other Term Loans are outstanding at the time that any mandatory prepayment is required pursuant to this Section 2.4, then the net cash proceeds from any Capital Markets Transaction, the Recovered Escrow Funds or the BAM Funds, as the case may be, shall be applied pro rata to repay the principal of and accrued and unpaid interest on all Term Loans and such Other Term Loans.

          (c) Subject to and in accordance with Section 4.15, in the event of any Change of Control, the Borrower shall offer to prepay the Loans pursuant to
Section 4.15.

          Section 2.5.  Optional Prepayment.

          Subject to Section 2.6 and Section 2.7, the Borrower may prepay the Loans at any time without premium or penalty, in whole or in part, on a pro rata basis, by paying to each applicable Lender an amount equal to 100% of such Lender's pro rata share of the aggregate principal amount of Loans to be prepaid, plus accrued and unpaid interest thereon to the Prepayment Date.

          Section 2.6.  Breakage Costs; Indemnity.

          The Borrower agrees to indemnify and hold each Affected Party harmless from and against any loss or expense which such Affected Party sustains or incurs as a consequence of:

          (a) the failure by the Borrower to borrow LIBOR Rate Loans on the Closing Date after the Borrower has given a notice with respect thereof in accordance with Section 2.1,

          (b) default by the Borrower in making any prepayment after the Borrower has given a notice thereof in accordance with the provisions of
     Section 2.4 or 2.5, as applicable, or

          (c) the mandatory or optional prepayment of LIBOR Rate Loans on a day that is not the last day of an Interest Period.

Such indemnification may include an amount equal to the excess, if any of (i) such Affected Party's actual loss and expenses incurred (excluding consequential damages) in connection with, or by reason of, any of the foregoing events and
(ii) the excess, if any of (A) the amount of interest that would have accrued on the principal amount of Term Loans not so made or the principal amount of Loans so prepaid from the date of such proposed issuance or prepayment in the case of a failure to make Term Loans, to the last day of the Interest Period that would have commenced on the proposed date of funding, or in the case of any such prepayment, to the last day of the Interest Period in which such prepayment occurred, in each case at the applicable rate of interest for such Loans provided for herein (excluding, however, the Initial Spread or the Continuing Spread, as the case may be, included therein, if any) over (B) the amount of interest (as reasonably determined by such Affected Party) which would have accrued to such Affected Party on such amount by placing such amount on deposit for a period comparable to such Interest Period with leading banks in the interbank LIBOR market. A certificate as to any amounts payable pursuant to this Section 2.6 submitted to the Borrower by any Affected Party shall be conclusive in the absence of manifest error. This covenant shall survive the termination of this Agreement and the payment of the Obligations.

          Section 2.7.  Effect of Notice of Prepayment.

          The Borrower shall notify the Lenders of any prepayment in writing at their addresses shown in the Loan Register, which notice shall be given at least five Business Days prior to any date set for prepayment of Loans (each such day, a "Prepayment Date"). Once such notice is sent or mailed, the Loans to be prepaid shall become due and payable on the Prepayment Date set forth in such notice. Such notice may not be conditional.

          Section 2.8.  Payments.

          (a) Wire Transfer. The principal of, fees, premium, if any, and interest on each Loan and all other Obligations arising under the Loan Documents shall be payable by wire transfer in immediately available funds (in United States dollars) to the Administrative Agents for the respective accounts of the Lenders set forth below their signatures on the signature pages of this Agreement or otherwise designated in the Loan Register from time to time to the Borrower by any Lender at least three Business Days prior to the due date therefor.

          (b) Change in Costs. If prior to the first day of any Interest Period with respect to a LIBOR Rate Loan, any Lender shall have determined (which determination shall be conclusive and binding upon the Borrower absent manifest error) that: (i) by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the LIBOR Rate for such Interest Period, or (ii) the LIBOR Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lender or its LIBOR Lending Office of maintaining its LIBOR Rate Loan during such Interest Period, then such Lender shall give facsimile or telephone notice thereof to the Borrower as soon as practicable thereafter. If such notice is given, the interest rate on each Term Loan for such Interest Period and for each subsequent Interest Period until such Lender gives notice to the Borrower otherwise shall equal the sum of the Base Rate plus the Initial Spread or the Continuing Spread, as the case may be.

          (c) Change in Law. Notwithstanding any other provision of this Agreement, if any Lender shall notify the Borrower that subsequent to the date hereof the introduction of, or any change in the interpretation of, any law or regulation makes it unlawful, or any Governmental Entity asserts that it is unlawful, for such Lender or its LIBOR Lending Office to make or maintain LIBOR Rate Loans hereunder, (i) the obligation of such Lender to make or maintain LIBOR Rate Loans shall be suspended until such Lender shall notify the Borrower that the circumstances causing such suspension no longer exist and (ii) any LIBOR Rate Loan then outstanding from such Lender shall immediately be converted into a Base Rate Loan.

          (d) Payments on Business Days. If any payment to be made hereunder or under any Term Note shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day (and such extension of time shall be included in computing interest in connection with such payment); provided, however, that, in the case of a LIBOR Rate Loan, if such succeeding Business Day falls in the next calendar month, such payment shall be made on the next preceding Business Day.

          (e) Partial Prepayments and Redemptions. All partial prepayments and redemptions of the outstanding principal balance of the Loans shall be made ratably amongst the applicable Lenders in accordance with their respective shares of the aggregate outstanding principal balance of the Loans eligible for prepayment or redemption.

          (f) No Defense. To the fullest extent permitted by law, the Borrower shall make all payments hereunder and under the Term Notes regardless of any defense or counterclaim.

          (g) Allocation. Any money paid to, received by, or collected by any Administrative Agent or any Lender pursuant to this Agreement or any other Loan Document, shall be applied in the following order, at the date or dates fixed by the Administrative Agents:

          First: to any unpaid fees and reimbursement or unpaid expenses of the Arrangers (in their capacity as Administrative Agent and/or as Lender) hereunder and under the Fee Letter;

          Second: to the payment of all costs, expenses, other fees, commissions and taxes owing to any Lender hereunder;

          Third: to the indefeasible payment of all accrued interest to the date of such payment or collection;

          Fourth: to the indefeasible payment of the amounts then due and unpaid under this Agreement, the Term Notes or any other Loan Document for principal, in respect of which or for the benefit of which such money has been paid or collected, ratably, without preference or priority of any kind, according to the amounts due and payable on the Term Notes for principal; and

          Fifth:  the balance, if any, to the Person lawfully entitled thereto.

          Section 2.9.  Taxes.

          (a) Taxes. Any and all payments by the Borrower hereunder or under the Term Notes, the Exchange Notes or any other Loan Document shall be made, in accordance with Section 2.8 or the other applicable provision of the applicable Loan Document, free and clear of and without deduction or withholding for or on account of any and all present or future taxes, levies, imports, deductions, charges or withholdings additions to tax, interest, penalties and all other liabilities with respect thereto, excluding (i) income, franchise or similar taxes imposed or levied on the Administrative Agents or the Lenders as a result of a present or former connection between the Administrative Agents or the Lenders and the jurisdiction of the governmental authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from such Administrative Agents or such Lenders having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement) and (ii) in the case of any Foreign Lender, any taxes that are in effect and that would apply to a payment hereunder or under the Term Notes, the Exchange Notes or any other Loan Document made to such Foreign Lender as of the date such Foreign Lender becomes a party to this Agreement, or in the case of any other Lender which changes its lending office with respect to the Loan or the Exchange Notes to an office outside the U.S., any taxes that are in effect and would apply to a payment to such Lender as of the date of the change of the lending office (all such non-excluded taxes, levies, imports, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be required by law to deduct or withhold any Taxes from, or in respect of, any sum payable hereunder or under the Term Notes, the Exchange Notes or any other Loan Document to the Administrative Agents or the Lenders or any of their respective Affiliates who may become a Lender: (i) the sum payable thereunder shall be increased as may be necessary so that after making all required deductions or withholdings (including deductions or withholdings applicable to additional sums payable under this Section 2.9) the Administrative Agents or the Lenders or any of their respective Affiliates receives an amount equal to the sum it would have received had no such deductions or withholdings been made; (ii) the Borrower shall make such deductions or withholdings; and (iii) the Borrower shall pay the full amount deducted to the relevant tax authority or other authority in accordance with applicable laws.

          (b) Other Taxes. In addition, the Borrower agrees to pay any present or future stamp, mortgage recording or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or under a Term Note, Exchange Note or other Loan Document or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or the other Loan Documents (hereinafter referred to as "Other Taxes") and hold each Administrative Agent and each Lender harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to such Lender) to pay such Other Taxes. Each Lender represents that, to the best of its knowledge, except for any such Other Taxes that may be imposed under the federal, state or local laws of the United States (or any political subdivision thereof), it is not aware of any such stamp, mortgage recording or documentary taxes or any other excise or property taxes, charges or similar levies.

          (c) Indemnity. The Borrower will indemnify any Administrative Agent and any Lender for the full amount of Taxes or Other Taxes arising in connection with payments made under this Agreement or any other Loan Document (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 2.9) paid by any Administrative

Agent or any Lender or any of their respective Affiliates and any liability (including penalties, additions to tax interest and expenses) arising therefrom or with respect thereto. Payment under this indemnification shall be made within fifteen days from the date any Administrative Agent or any Lender or any of their respective Affiliates makes written demand therefor; provided, however, that the Borrower shall not be obligated to make payment to the Lender or the Administrative Agent (as the case may be) pursuant to this Section 2.9(c) in respect of penalties, interest and other liabilities attributable to any Taxes or Other Taxes, if (i) written demand therefor has not been made by such Lender or such Administrative Agent within 60 days from the date on which such Lender or such Administrative Agent received written notice of the imposition of Taxes or Other Taxes by the relevant taxing or governmental authority, but only to the extent such penalties, interest and other similar liabilities are attributable to such failure or delay by the Administrative Agent or the Lender in making such written demand, (ii) such penalties, interest and other liabilities have accrued after the Borrower had indemnified or paid an additional amount due as of the date of such payment pursuant to this Section 2.9(c) or (iii) such penalties, interest and other liabilities are attributable to the gross negligence or willful misconduct of the Lender or the Administrative Agent or such Affiliates. After the Lender or the Administrative Agent (as the case may be) receives written notice of the imposition of the Taxes or Other Taxes which are subject to this Section 2.9(c), such Lender and the Administrative Agents will act in good faith to promptly notify the Borrower of its obligations hereunder; provided, however, that the failure to so act shall not, standing alone, affect the rights of the Administrative Agents or the Lenders under this
Section 2.9(c).

          (d) Furnish Evidence to Administrative Agents. The Borrower will make reasonable efforts to obtain certified copies of tax receipts evidencing the payment of any Taxes deducted or withheld from each taxing authority imposing such Taxes. The Borrower will furnish to the Lenders, within 60 days after the date the payment of any Taxes so deducted or withheld is due pursuant to applicable law, original or certified copies of tax receipts evidencing such payment by the Borrower or, if such receipts are not obtainable, other evidence of such payments by the Borrower reasonably satisfactory to the Lenders.

          (e) Survival. Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section 2.9 shall survive the payment in full of all amounts due hereunder and under the Term Notes.

          (f) Mitigation. If the Borrower is required to pay additional amounts to or for the account of any Lender pursuant to this Section 2.9 as a result of a change in law or treaty occurring after such Lender first became a party to this Agreement, then such Lender will, at the request of the Borrower, change the jurisdiction of its Applicable Lending Office if such change (i) will eliminate or reduce any such additional payment which may thereafter accrue and
(ii) is, in such Lender's sole, reasonable discretion, determined not to be materially disadvantageous or cause unreasonable hardship to such Lender, provided that fees, charges, costs or expenses that are related to such change shall be borne by the Borrower on behalf of a Lender, and the mere existence of such expenses, fees or costs shall not be deemed to be materially disadvantageous or cause undue hardship to the Lender.

          Each Lender and each Administrative Agent agrees that it will (i) take all reasonable actions reasonably requested by the Borrower in writing that are without material risk and cost to such Lender or such Administrative Agent and consistent with the internal policies of such Lender and applicable legal and regulatory restrictions (as the case may be) to maintain all exemptions, if any, available to it from withholding taxes (whether available by treaty or existing administrative waiver) and (ii) to the extent reasonable and without material risk and cost to it, otherwise cooperate with the

Borrower to minimize any amounts payable by the Borrower under this Section 2.9; provided, however, that in each case, any cost relating to such action or cooperation requested by the Borrower shall be borne by the Borrower.

          (g) Certification. Each Foreign Lender and Foreign Participant shall deliver to the Borrower and the Administrative Agents, and if applicable, the assigning Lender (and, in the case of a Foreign Participant, to the Lender from which the related participation shall have been purchased) on or before the date on which it becomes a party to this Agreement (or, in the case of a Foreign Participant, on or before the date on which such Participant purchases the related Participation) either:

          (i) two duly completed and signed copies of either Internal Revenue Service Form 1001 or its successor form or Form 4224 or its successor form and related applicable forms, as the case may be; or

          (ii) in the case of a Foreign Lender that is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code and that does not comply with the requirements of clause (A) hereof, (x) a statement to the effect that such Lender is eligible for a complete exemption from withholding of U.S. Taxes under Code Section 871(h) or 881(c), and (y) two duly completed and signed copies of Internal Revenue Service Form W-8 or successor and related applicable form.

          Further, each Foreign Lender or Foreign Participant agrees (x) to deliver to the Borrower and the Administrative Agents, and if applicable, the assigning Lender (and, in the case of a Foreign Participant, to the Lender from which the related Participation shall have been purchased) two further duly completed and signed copies of such Forms 1001 or 4224, as the case may be, or successor and related applicable forms, on or before the date that any such form expires or becomes obsolete and promptly after the occurrence of any event requiring a change from the most recent form(s) previously delivered by it in accordance with applicable U.S. laws and regulations and (y) in the case of a Foreign Lender that delivers a statement pursuant to Section 2.9(g)(ii) above, to deliver to the Borrower and the Administrative Agents, and if applicable, the assigning Lender, such statement on an annual basis on the anniversary of the date on which such Foreign Lender became a party to this Agreement and to deliver promptly to the Borrower and the Administrative Agents, and if applicable, the assigning Lender, such additional statements and forms as shall be reasonably requested by the Borrower from time to time unless, in any such case, any change in law or regulation has occurred subsequent to the date such Foreign Lender became a party to this Agreement (or in the case of a Foreign Participant, the date on which such Foreign Participant purchased the related Participation) which renders all such forms inapplicable or which would prevent such Lender (or Participant) from properly completing and executing any such form with respect to it and such Lender promptly notifies the Borrower and the Administrative Agents (and, in the case of a Foreign Participant, the Lender from which the related participation shall have been purchased) if it is no longer able to deliver, or if it is required to withdraw or cancel, any form or statement previously delivered by it pursuant to this Section 2.9(g).

          (h) Failure to Provide Certification. Notwithstanding any provision of this Agreement, the Borrower shall not be required to pay any Taxes or Other Taxes pursuant to this Section 2.9 in respect of U.S. federal income taxes if the obligation to withhold with respect to such Taxes or Other Taxes results from, or would not have occurred but for, the failure of any Foreign Lender or Foreign Participant to deliver the forms described in the preceding Section 2.9 in the manner and at the times specified in such paragraphs. A Foreign Lender or Foreign Participant shall not be required to deliver any form or statement pursuant to Section 2.9(g) that such Foreign Lender or Foreign Participant is not legally able to deliver.

          (i) Tax Benefit. If and to the extent that any Lender is able, in its sole opinion, to apply or otherwise take advantage of any offsetting tax credit or other similar tax benefit arising out of or in conjunction with any deduction or withholding which gives rise to an obligation on the Borrower to pay any Taxes or Other Taxes pursuant to this Section 2.9 then such Lender shall, to the extent that in its sole opinion it can do so without prejudice to the retention of the amount of such credit or benefit and without any other adverse tax consequences for such Lender, reimburse to the Borrower at such time as such tax credit or benefit shall have actually been received by such Lender such amount as such Lender shall, in its sole opinion, have determined to be attributable to the relevant deduction or withholding and as will leave such Lender in no better or worse position than it would have been in if the payment of such Taxes or Other Taxes had not been required.

          Nothing in this Section 2.9 shall oblige any Lender to disclose to the Borrower or any other person any information regarding its tax affairs or tax computations or interfere with the right of any Lender to arrange its tax affairs in whatever manner it thinks fit and, in particular, no Lender shall be under any obligation to claim relief from its corporate profits or similar tax liability in credits or deductions available to it and, if it does claim, the extent, order and manner in which it does so shall be at its absolute discretion.

          Section 2.10.  Right of Set Off; Sharing of Payments, Etc.

          (a) Right of Set-Off. In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence and during the continuance of any Event of Default or if the Borrower becomes insolvent, however evidenced, the Borrower authorizes each Lender at any time or from time to time, without presentment, demand, protest or other notice of any kind to the Borrower or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special, time or demand, provisional or final, whether or not collected or available) in any currency and any other indebtedness at any time held by or owing to such Lender or any of its Affiliates (including, without limitation, by branches and agencies of such Lender wherever located) to or for the credit or the account of the Borrower against and on account of the Obligations of the Borrower to such Lender under this Agreement or under any of the other Loan Documents, including, without limitation, all interests in or participation in the Obligations purchased by such Lender, and all other claims of any nature or description arising out of or in connection with this Agreement or any other Loan Document, irrespective of whether or not such Lender shall have made any demand hereunder and although the Obligations, liabilities or claims, or any of them, shall be contingent or unmatured. A Lender may exercise such rights notwithstanding that the amounts concerned may be expressed in different currencies and each Lender is authorized to effect any necessary conversions at a market rate of exchange selected by it. A Lender exercising its rights under this Section 2.10(a) shall provide prompt notice to the Borrower following such exercise.

          (b) Sharing. If any Lender shall obtain from the Borrower payment of any principal of or interest on any Loan owing to it or payment of any other amount under this Agreement, a Loan Document or any Term Note held by it though the exercise of any right of set-off, banker's lien or counterclaim or similar right or otherwise (other than from the Administrative Agents as provided herein) and, as a result of such payment, such Lender shall have received a greater percentage of the principal of or interest on the Loans or such other amounts then due to such Lender by the Borrower than the percentage received by any other Lenders, it shall promptly purchase from such other Lenders participation in (or, if and to the extent specified by such Lender, direct interests in) the Loans or such other amounts, respectively, owing to such other Lenders (or any interest due thereon, as the case may be) in such amounts, and make such other adjustments from time to time as shall be equitable, to the end that all the Lenders shall share the benefit of such excess payment (net of any expenses which may be incurred by such Lender in obtaining or preserving such excess payment) pro rata in accordance with the unpaid principal of and/or interest on the Loans or such other amounts, respectively, owing to each of the Lenders. To such end all the Lenders shall make appropriate adjustments among themselves (by the resale of participation sold or otherwise) if such payment is rescinded or must otherwise be restored.

          (c) No Requirement. Nothing in this Agreement shall require any Lender to exercise any such right or shall affect the right of any Lender to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of the Borrower. If, under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a set-off to which this Section 2.10 applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders entitled under this Section
2.10 to share in the benefits of any recovery on such secured claim.

          Section 2.11.  Certain Fees.

          The Borrower agrees to pay to each Arranger (in its capacity as Administrative Agent and/or as Lender), for its own account, the fees specified in the Fee Letter with respect to the Term Loans and Exchange Notes, amounts for its expenses incurred hereunder and all other amounts owing under this Agreement and the other Loan Documents.


                                  ARTICLE III.

                         REPRESENTATIONS AND WARRANTIES

          As of the date hereof and as of the Closing Date, the Borrower hereby agrees with, and represents and warrants to, the Lenders that each of the following representations and warranties is true and will be true after giving pro forma effect to the making of the Loans hereunder (but not, unless otherwise explicitly stated, the consummation of the Acquisitions):

          Section 3.1.  Acquisition Agreements.

          (a) As of the Powertel Funding Date, the representations and warranties of Powertel contained in the Powertel Acquisition Agreement are hereby made by the Borrower and incorporated herein by reference for the benefit of the Lenders (without giving effect to any waivers thereof or amendment thereto subsequent to the date hereof) and are true and correct in all respects except to the extent which, individually or in the aggregate, would not result in a material adverse effect on the condition (financial or other), business, prospects, properties or results of operations of the operations acquired pursuant to the Powertel Acquisition.

          (b) As of the Bell South Funding Date, the representations and warranties of BellSouth Mobility contained in the Bell South Letter Agreement, if any, and/or in the Bell South Lease, to the extent then executed and delivered, are hereby made by the Borrower and incorporated herein by reference for the benefit of the Lenders (without giving effect to any waivers thereof or amendment thereto subsequent to the date hereof) and are true and correct in all respects except to the extent which, individually or in the aggregate, would not result in a material adverse effect on the condition (financial or other), business, prospects, properties or results of operations of the assets acquired pursuant to the Bell South Letter Agreement.

          (c) As of the date of this Agreement and as of each Funding Date, the Formation Agreement is in full force and effect and, to the knowledge of the Borrower, all of the conditions to the consummation of the BAM Joint Venture contained in the Formation Agreement will be satisfied without waiver.

          Section 3.2. Organization; Powers. The Borrower has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware with power and corporate authority to own its properties and conduct its business as now conducted and as proposed to be conducted, and has been duly qualified and is in good standing under the laws of each other jurisdiction, or place where the nature of its properties or the conduct of its business requires such qualification, except where the failure to so register or qualify or to be in good standing would not have a Material Adverse Effect; and each Subsidiary of the Borrower has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation.

          Section 3.3.  Due Authorization and Enforceability.

          (a) Each of the Transaction Documents: (i) has been duly authorized, executed and delivered by the Borrower and each of its Subsidiaries (to the extent each is a party thereto) and (ii) assuming due authorization, execution and delivery by the Lenders, constitutes a valid and binding obligation of Borrower and each of its Subsidiaries (to the extent each is a party thereto) enforceable against each such Person in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors' rights from time to time in effect and to general equity principles including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether in a proceeding at law or equity).

          (b) The Loans, the Term Notes and the Exchange Notes have been duly authorized by the Borrower. When the Term Notes and the Exchange Notes have been executed and delivered pursuant to the terms of this Agreement or the Exchange Note Indenture, as applicable, each of the Term Notes and, assuming due authentication of the Exchange Notes by the Exchange Note Trustee, the Exchange Notes will be valid and binding obligations of the Borrower, enforceable against it in accordance with their terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors' rights from time to time in effect and to general equity principles including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether in a proceeding at law or equity).

          Section 3.4. No Conflicts; No Consents. The execution and delivery of the Transaction Documents, the consummation of the transactions contemplated hereby or thereby and compliance with the terms and provisions hereof or thereof will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, sale/leaseback agreement, loan agreement or other similar financing agreement or instrument or other agreement or instrument to which the Borrower or any of its Subsidiaries is a party or by which the Borrower or any of its Subsidiaries is bound or to which any of the property or assets of the Borrower or any of its Subsidiaries is subject, except such breaches, violations or defaults that in the aggregate would not have a Material Adverse Effect, nor will such action result in any violation of the provisions of the Certificate of Incorporation or By-laws of the Borrower, nor will such action result any violation of the provisions of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Borrower or any of its Subsidiaries or any of their properties, except such violations that in the aggregate would not have a Material Adverse Effect; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the consummation by the Borrower of the transactions contemplated by this Agreement, the Exchange
Note Indenture, the Escrow Agreement or the Registration Rights Agreement or the issuance and delivery of the Exchange Notes by the Borrower, except for such consents, approvals, authorizations, registrations or qualifications (A) as may be required by securities or "blue sky" laws of any State of the United States in connection with the Exchange Notes, (B) as contemplated by the Registration Rights Agreement, (C) as may already have been obtained or made, (D) as may be required pursuant to the Hart-Scott-Rodino Antitrust Improvement Act of 1976 ("HSR Act"), (E) as may be required in connection with the formation and qualification of the BAM Joint Venture and its subsidiary joint ventures, (F) as may be required in connection with the qualification of CCP Inc. in various jurisdictions in order to consummate the Powertel Acquisition, (G) as may be required in connection with the formation and qualification of subsidiaries to consummate the Bell South Acquisition and (H) which the failure to obtain or make would not, individually or in the aggregate, result in a Material Adverse Effect.

          Section 3.5. No Violations; Material Contracts. Neither the Borrower nor any of its subsidiaries is in violation of its Certificate of Incorporation or By-laws or in default in any material respect in the performance or observance of any obligation, covenant or condition contained in any material indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except for such defaults that, in the aggregate, would not have a Material Adverse Effect.

          Section 3.6. Capital Stock; Subsidiaries. The Borrower has an authorized capitalization as set forth on its registration statement, dated February 3, 1999, filed on Form S-4 under the Securities Act, as amended, and all of the issued shares of capital stock of the Borrower have been duly and validly authorized and issued and are fully paid and non-assessable; and all of the issued shares of capital stock of each subsidiary of the Borrower (except for Castle Transmission USA, LLC ("CT USA")) have been duly and validly authorized and issued, are fully paid and non-assessable and (except for directors' qualifying shares and except for the minority interest of CTSH owned by TdF and its affiliates, are owned directly or indirectly by the Borrower, free and clear of all Liens other than the Liens under the Senior Credit Facility and under CTI's credit facility with Credit Suisse First Boston and J.P. Morgan Securities Ltd.

          Section 3.7. Liens. There are no Liens on any assets of the Borrower or any of its Subsidiaries except Permitted Liens.

          Section 3.8. Governmental Regulations. None of the Borrower or any of its Subsidiaries is or will be subject to regulation under the Investment Company Act of 1940, as amended, the Public Utility Holding Company Act of 1935, as amended, the Federal Power Act, the Interstate Commerce Act or to any other statute, rule or regulation limiting its ability to incur Indebtedness for borrowed money.

          Section 3.9.  [Reserved.]

          Section 3.10.  Financial Statements; No Undisclosed Liabilities.

          (a) The consolidated balance sheet of the Borrower and its Subsidiaries as of December 31, 1998 that is attached hereto as Schedule 3.10(a) fairly presents the consolidated financial position of the Borrower and its Subsidiaries as of such date, in accordance with GAAP consistently applied (except as otherwise specifically indicated therein). The consolidated statements of income and cash flows of the Borrower and its Subsidiaries that are attached hereto as Schedule 3.10(a) have been prepared in conformity with GAAP applied on a consistent basis through all the periods involved (except as otherwise specifically indicated therein) and fairly present the consolidated results of operations of each of the Borrower and its Subsidiaries for the periods indicated.

          (b) The statement of net assets of the Bell Atlantic Mobile Tower Operations as of September 30, 1998 that is attached hereto as Schedule 3.10(b) fairly presents the net assets of the Bell Atlantic Mobile Tower Operations as of such date, in accordance with GAAP consistently applied (except as otherwise specifically indicated therein). The statements of revenues and direct expenses of Bell Atlantic Mobile Tower Operations for the year ended December 31, 1997 and the nine months ended September 30, 1998 that are attached hereto as
Schedule 3.10(b) have been prepared in conformity with GAAP applied on a consistent basis through all the periods involved (except as otherwise specifically indicated therein) and fairly present the revenues and direct expenses of the Bell Atlantic Mobile Tower Operations for the periods indicated.

          (c) The consolidated balance sheet of the operations acquired pursuant to the Powertel Acquisition as of December 31, 1998 that is attached hereto as
Schedule 3.10(c) fairly presents the net assets of the operations acquired pursuant to the Powertel Acquisition as of such date, in accordance with GAAP consistently applied (except as otherwise specifically indicated therein). The statement of revenue and direct expenses for such operations for the year ended December 31, 1998 that are attached hereto as Schedule 3.10(c) have been prepared in conformity with GAAP applied on a consistent basis through all the periods involved (except as otherwise specifically indicated therein) and fairly present the consolidated results of operations of each of Powertel Inc. and its Subsidiaries for the periods indicated.

          (d) The unaudited statement of income of the assets acquired pursuant to the Bell South Letter Agreement for the year ended December 31, 1998 that are attached hereto as Schedule 3.10(d) have been prepared in conformity with GAAP (except as to notes, year-end adjustments and other items indicated therein) and fairly present the income relating to such assets for the indicated period.

          (e) The pro forma consolidated statements of income included in
Schedule 3.10(e) fairly present the pro forma position, results of operations and the other information purported to be shown therein at the respective dates or for the respective periods therein specified, assuming the consummation of the Acquisitions and the transactions contemplated in the Formation Agreement and giving effect to the other assumptions indicated therein; and the pro forma consolidated balance sheet of the Borrower included in Schedule 3.10(e) fairly presents the consolidated financial condition of the Borrower and its Subsidiaries on the Closing Date (after giving effect to all simultaneous transactions to occur on such date and the other assumptions indicated therein).

          (f) The historical and pro forma financial statements attached hereto as Schedule 3.10(a), Schedule 3.10(b), Schedule 3.10(c) and Schedule 3.10(e) comply as to form with the requirements applicable to such financial statements in, and constitute all of the financial statements required by, Regulation S-X of the Securities Act for a Form S-1 registration statement.

          (g) Neither the Borrower nor any of its Subsidiaries (prior to giving effect to the consummation of the Transactions) has any liability (direct or contingent) except (i) those shown on the most recent audited balance sheets described in Section 3.10(a), (ii) those incurred under the Transaction

Documents and (iii) those incurred in the ordinary course of business since the date of such audited balance sheets.

          (h) For purposes of this Section 3.10, all financial statements required pursuant to Section 5.5 of this Agreement, once approved by the Lenders, shall be added to Schedule 3.10(a), Schedule 3.10(b), Schedule 3.10(c),
Schedule 3.10(d) or Schedule 3.10(e), as appropriate, and shall become subject to the Borrower's representations contained in Sections 3.10(a) through 3.10(g) above.

          Section 3.11. Full Disclosure. No information, report, financial statement or certificate delivered or to be delivered to the Lenders in connection with the Transactions contains or will contain any untrue statement of material fact or omitted or omits or will omit to state a material fact necessary to make such statements not misleading in light of the circumstances in which such statements were made; provided that to the extent any such information, report, financial statement, exhibit or schedule was based upon or constitutes a forecast or projection or pro forma financial information, the Borrower represents only that it acted in good faith and utilized reasonable assumptions and due care in the preparation of such information, report, financial statement, exhibit or schedule. The Borrower has disclosed to the Lenders in all material respects the status of negotiations concerning each acquisition (other than the Powertel Acquisition, the Bell South Lease and the BAM Joint Venture) currently being actively considered by the Borrower or any of its controlled Affiliates.

          Section 3.12.  Private Offering; Rule 144A Matters.

          (a) Based in part on the accuracy of the representations and warranties of, and compliance with the covenants and agreements by, the Lenders in Section 6.1, the issuance of the instruments evidencing the Securities are and will be exempt from the registration and prospectus delivery requirements of the Securities Act. The Borrower has not issued or sold Securities to anyone other than the Lenders. No securities of the same class as the Securities have been issued or sold by the Borrower within the six-month period immediately prior to the date hereof. The Borrower agrees that neither it, nor anyone acting on its behalf, will (i) offer the Securities so as to subject the making, issuance and/or sale of the Securities to the registration or prospectus delivery requirements of the Securities Act or (ii) offer any securities that are similar to the Securities for issuance or sale to, or solicit any offer to acquire any of the same from, or otherwise approach or negotiate with respect to the same with, anyone if the issuance or sale of the Securities and any such securities would be integrated as a single offering for the purposes of the Securities Act, including without limitation, Regulation D thereunder, in such a manner as would require registration under the Securities Act thereof. Subject to the terms of the Exchange Note Indenture and the Escrow Agreement, each of the Exchange Notes will bear a legend setting forth the restrictions on the transferability thereof imposed by the Securities Act for so long as such restrictions apply.

          (b) In the case of each offer, sale or issuance of the Securities no form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) was or will be used by the Borrower or their representatives, including, but not limited to, advertisements, articles, notices or other communications published in any newspaper, magazine or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

          (c) The Securities will be eligible for resale pursuant to Rule 144A under the Securities Act. When the Securities are issued and delivered pursuant to the Transaction Documents, they will not be of the same class (within the meaning of Rule 144A(d) (3) under the Securities Act) as any other security of the Borrower that is listed on a national securities exchange registered under Section 6 of the Exchange Act or that is quoted in a United States automated interdealer quotation system. Neither the issuance of the Exchange Notes nor the execution, delivery and performance of the Transaction Documents (other than the Registration Rights Agreement) will require the qualification of an indenture under the Trust Indenture Act.

          Section 3.13. Absence of Proceedings. Except with respect to the matters disclosed in Schedule 3.13, there are no legal or governmental proceedings pending to which the Borrower or any of its Subsidiaries is a party or of which any property of the Borrower or any of its Subsidiaries is the subject which, if determined adversely to the Borrower or any of its Subsidiaries, would individually or in the aggregate have a Material Adverse Effect; and, to the best of the Borrower's knowledge, no such proceedings are threatened by governmental authorities or by others.

          Section 3.14. Taxes. The Borrower and its Subsidiaries have duly and timely filed all required material tax returns required to be filed through the date hereof and paid prior to delinquency all material taxes, assessments, and governmental levies due thereon except those not in the process of enforcement and being contested in good faith and by appropriate proceedings.

          Section 3.15.  Financial Condition; Solvency.

          (a) The Borrower is, and immediately after giving effect to the making of the Loans will be, Solvent.

          (b) The Borrower does not intend to incur debts beyond its ability to pay such debts as they mature, taking into account the timing and amounts of cash to be received by it and the timing and amounts of cash to be payable on or in respect of its Indebtedness.

          Section 3.16. Absence of Certain Changes. Since September 30, 1998, there has not been any event or series of events, adverse condition or change in or affecting the Borrower that, individually or in the aggregate, has had or would have a Material Adverse Effect.

          Section 3.17. Year 2000 Compliance The Borrower has reviewed its operations and that of its subsidiaries and is in the process of reviewing any third parties with which the Borrower or any of its subsidiaries has a material relationship to evaluate the extent to which the business or operations of the Borrower or any of its Subsidiaries will be affected by the Year 2000 Problem. As a result of such review, the Borrower has no reason to believe, and does not believe, that the Year 2000 Problem will have a Material Adverse Effect or result in a Default. The "Year 2000 Problem" as used herein means any significant risk that computer hardware or software used in the receipt, transmission, processing, manipulation, storage, retrieval, retransmission or other utilization of data or in the operation of mechanical or electrical systems of any kind will not, in the case of dates or time periods occurring after December 31, 1999, function in any material respect at least as effectively as in the case of dates or time periods occurring prior to January 1, 2000.

          Section 3.18. Properties. The Borrower and its Subsidiaries have good and indefeasible title to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as would not be reasonably expected, in the aggregate, to result in a Material Adverse Effect; and any real property and buildings held under lease by the Borrower and its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as would not be reasonably expected, in the aggregate, to result in a Material Adverse Effect.

          Section 3.19.  Permits; Registration.

          (a) The Borrower and each of the Significant Subsidiaries has such permits, licenses, franchises, certificates of need and other approvals or authorizations of any governmental or regulatory authority ("Permits"), including, without limitation, any permits required by the Federal Communications Commission ("FCC"), the Federal Aviation Administration or the Office of Telecommunications, as are necessary under applicable law to own their respective properties and to conduct their respective businesses, except to the extent that the failure to have such Permits would not have a Material Adverse Effect. The Borrower and the Significant Subsidiaries have fulfilled and performed in all material respects, all their respective obligations with respect to the Permits, and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any such Permit, except to the extent that any such revocation or termination would not have a Material Adverse Effect. None of the Permits contains any restriction that has not previously been satisfied and that is materially burdensome to the Borrower or any of the Significant Subsidiaries

          (b) For each existing tower of the Borrower not yet registered with the FCC where registration will be required, the FCC's grant of an application for registration of such tower will not have a significant environmental effect as defined under Section 1.1307(a) of the FCC's rules.

          Section 3.20. ERISA. The Borrower and each of the Significant Subsidiaries are in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"); no "reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERISA) for which the Borrower would have any liability; the Borrower has not incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan" or (ii) Sections 412 or 4971 of the Code; and each "pension plan" for which the Borrower would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

          Section 3.21. Environmental Matters. There has been no storage, disposal, generation, manufacture, refinement, transportation, handling or treatment of toxic wastes, medical wastes, hazardous wastes or hazardous substances by the Borrower or any of its subsidiaries (or, to the knowledge of the Borrower, any of their predecessors in interest) at, upon or from any of the property now or previously owned or leased by the Borrower or any of its subsidiaries in violation of any applicable law, ordinance, rule, regulation, order, judgment, decree or permit or which would require remedial action under any applicable law, ordinance, rule, regulation, order, judgment, decree or permit, except for any violation or remedial action which would not have, or could not be reasonably likely to have, singularly or in the aggregate, a Material Adverse Effect; there has been no material spill, discharge, leak, emission, injection, escape, dumping or release of any kind onto such property or into the environment surrounding such property in a manner reasonably likely to affect such property of any toxic wastes, medical wastes, solid wastes, hazardous wastes or hazardous substances due to or caused by the Borrower or any of its subsidiaries or with respect to which the Borrower or any of its subsidiaries has knowledge, except for any such spill, discharge, leak, emission, injection, escape, dumping or release which would not have or would not be reasonably likely to have, singularly or in the aggregate, a

Material Adverse Effect; and the terms "hazardous wastes," "toxic wastes," "hazardous substances" and "medical wastes" shall have the meanings specified in any applicable local, state, federal and foreign laws or regulations with respect to environmental protection.

          Section 3.22. Available Cash for the BAM Joint Venture. As of the date of this Agreement and without giving effect to the funding of any Term Loans hereunder, (i) each of CCAIC, CC Investment Corp. and CC Investment Corp. II, is an Unrestricted Subsidiary of the Borrower, (ii) the Borrower has contributed the BAM Funds to CC Investment Corp. and CC Investment Corp. II, and
(iii) CC Investment Corp. and CC Investment Corp. II collectively own all of the common stock of CCAIC.


                                  ARTICLE IV.

                                   COVENANTS

          So long as any Commitment shall remain outstanding or any Obligation shall remain unpaid, the Borrower covenants and agrees with the Lenders as follows:

          Section 4.1. Use of Proceeds. The Borrower shall use the proceeds of the Loans solely to finance the Acquisition Escrow Payments. In the event the Borrower abandons the BAM Joint Venture or if the Formation Agreement expires or is otherwise terminated prior to the funding of any Term Loans, then the Borrower will apply the BAM Funds toward the Acquisition Escrow Payments in lieu of the proceeds of the Term Loans. However, if a Joint Venture Termination occurs after the funding of any Term Loans, then the Borrower will be required to apply the BAM Funds to redeem the Term Loans and Other Term Loans pursuant to
Section 2.4(a).

          Section 4.2. Notice of Default and Related Matters. The Borrower shall furnish to the Administrative Agents (with copies for each Lender) written notice, promptly upon becoming aware of the existence of:

          (a) any condition or event that constitutes a Default or an Event of Default, specifying the nature and period of existence thereof and the action taken or proposed to be taken with respect thereto;

          (b) the filing or commencement of, or any threat or notice of intention of any Person to file or commence, any action, suit or proceeding, whether at law or in equity or by or before any Governmental Entity, against or affecting the Borrower or any of its Subsidiaries or any of their respective Affiliates that could reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect; and

          (c) any development that, individually or in the aggregate, has resulted in, or could reasonably be expected to have, a Material Adverse Effect.

          Section 4.3. Reports. Whether or not required by the rules and regulations of the SEC, so long as any Term Notes are outstanding, the Borrower shall furnish to the Lenders (i) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Borrower were required to file such forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" that describes the financial condition and results of operations of the Borrower and its consolidated Subsidiaries (showing in reasonable detail, in the footnotes to the financial statements and in "Management's Discussion and Analysis of Financial Condition and Results of Operations" (in each case to the extent not prohibited by the SEC's rules and regulations), (A) the financial condition and results of operations of the Borrower and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Borrower and (B) the Tower Cash Flow for the most recently completed fiscal quarter and the Adjusted Consolidated Cash Flow for the most recently completed four-quarter period) and, with respect to the annual information only, a report thereon by the Borrower's certified independent accountants and (ii) all current reports that would be required to be filed with the SEC on Form 8-K if the Borrower were required to file such reports, in each case within the time periods specified in the SEC's rules and regulations. In addition, whether or not required by the rules and regulations of the SEC, the Borrower shall file a copy of all such information and reports with the SEC for public availability within the time periods specified in the SEC's rules and regulations (unless the SEC will not accept such a filing) and make such information available to securities analysts and prospective investors upon request.

          Section 4.4.  Compliance Certificate.

          (a) The Borrower shall deliver to the Administrative Agents, within 90 days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of the Borrower and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Borrower has kept, observed, performed and fulfilled its obligations under this Agreement, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Borrower has kept, observed, performed and fulfilled each and every covenant contained in this Agreement and is not in default in the performance or observance of any of the terms, provisions and conditions of this Agreement (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Borrower is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Term Loans is prohibited or if such event has occurred, a description of the event and what action the Borrower is taking or proposes to take with respect thereto.

          (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 4.3 above shall be accompanied by a written statement of the Borrower's independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that the Borrower has violated any provisions of Article IV hereof or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

          (c) The Borrower shall, so long as any of the Term Notes are outstanding, deliver to the Administrative Agents, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Borrower is taking or proposes to take with respect thereto.

          Section 4.5. Taxes. The Borrower shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Lenders.

          Section 4.6. Stay, Extension and Usury Laws. The Borrower covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Agreement; and the Borrower (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Lenders, but shall suffer and permit the execution of every such power as though no such law has been enacted.

          Section 4.7. Restricted Payments. The Borrower shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly:
(i) declare or pay any dividend or make any other payment or distribution on account of the Borrower's or any of its Restricted Subsidiaries' Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Borrower or any of its Restricted Subsidiaries) or to the direct or indirect holders of the Borrower's or any of its Restricted Subsidiaries' Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Borrower or to the Borrower or a Restricted Subsidiary of the Borrower); (ii) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Borrower) any Equity Interests of the Borrower or any direct or indirect parent of the Borrower (other than any such Equity Interests owned by the Borrower or any Restricted Subsidiary of the Borrower);
(iii) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated to the Term Notes, except a payment of interest or the payment of principal at Stated Maturity; or (iv) make any Restricted Investment (all such payments and other actions set forth in clauses (i) through (iv) above, including those occurring prior to the date hereof, being collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to such Restricted Payment:

          (a) no Default shall have occurred and be continuing or would occur as a consequence thereof; and

          (b) the Borrower would have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Debt to Adjusted Cash Flow Ratio test set forth in Section 4.9; and

          (c) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Borrower and its Restricted Subsidiaries after November 25, 1997, (excluding Restricted Payments permitted by clauses (ii), (iii) and (iv) of the next succeeding paragraph), is less than the sum without duplication of (i) 50% of the Consolidated Net Income of the Borrower for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after November 25, 1997 to the end of the Borrower's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus
     (ii) 100% of the aggregate net cash proceeds received by the Borrower since November 25, 1997 as a contribution to its common equity capital or from the issue or sale of Equity Interests of the Borrower (other than Disqualified Stock and except to the extent such net cash proceeds are used to incur new Indebtedness outstanding pursuant to clause (x) in Section 4.9) or from the issue or sale of Disqualified Stock or debt securities of the Borrower that have been converted into such Equity Interests (other than Equity Interests (or Disqualified Stock or convertible debt securities) sold to a Subsidiary of the Borrower and other than Disqualified Stock or convertible debt securities that have been converted into Disqualified Stock), plus (iii) to the extent that any Restricted Investment that was made after November 25, 1997 is sold for cash or otherwise liquidated or repaid for cash, the lesser of (A) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (B) the initial amount of such Restricted Investment, plus (iv) to the extent that any Unrestricted Subsidiary of the Borrower is designated as a Restricted Subsidiary after November 25, 1997, the lesser of (A) the fair market value of the Borrower's Investment in such Subsidiary as of the date of such designation, or (B) the sum of (x) the fair market value of the Borrower's Investment in such Subsidiary as of the date on which such Subsidiary was originally designated as an Unrestricted Subsidiary and (y) the amount of any Investments made in such Subsidiary subsequent to such designation (and treated as a Restricted Payment) by the Borrower or any Restricted Subsidiary; provided that (i) in the event the Unrestricted Subsidiary designated as a Restricted Subsidiary is CTSH, the references in clause (A) and (B) of this clause (iv) to fair market value of the Borrower's Investment in such Subsidiary shall mean the amount by which the fair market value of such Investment exceeds 34.3% of the fair market value of CTSH as a whole and (ii) in the event the Unrestricted Subsidiaries designated as Restricted Subsidiaries are CCAIC and its Subsidiaries, the references in clauses (A) and (B) of this clause
     (d) to fair market value of the Borrower's Investments in such Subsidiaries shall mean the amount by which the fair market value of all such Investments exceeds $250.0 million, plus (v) 50% of any dividends received by the Borrower or a Restricted Subsidiary after November 25, 1997 from an Unrestricted Subsidiary of the Borrower, to the extent that such dividends were not otherwise included in Consolidated Net Income of the Borrower for such period.

          The foregoing provisions shall not prohibit (i) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of this Agreement; (ii) the making of any Investment or the redemption, repurchase, retirement, defeasance or other acquisition of any subordinated Indebtedness or Equity Interests of the Borrower in exchange for, or out of the net cash proceeds of the sale (other than to a Subsidiary of the Borrower) of, any Equity Interests of the Borrower (other than any Disqualified Stock); provided that such net cash proceeds are not used to incur new Indebtedness pursuant to clause
(x) in Section 4.9); and provided further that, in each such case, the amount of any such net cash proceeds that are so utilized shall be excluded from clause
(c) (ii) of the preceding paragraph; (iii) the payment of any dividend by a Restricted Subsidiary of the Borrower to the holders of its common Equity Interests on a pro rata basis; or (iv) the defeasance, redemption, repurchase or other acquisition of subordinated Indebtedness with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness.

          The Board of Directors may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if such designation would not cause a Default; provided that in no event shall the businesses operated by the Borrower's Restricted Subsidiaries as of November 25, 1997 be transferred to or held by an Unrestricted Subsidiary. For purposes of making such determination, all outstanding Investments by the Borrower and its Restricted Subsidiaries (except to the extent repaid in cash) in the Subsidiary so designated shall be deemed to be Restricted Payments at the time of such designation and shall reduce the amount available for Restricted Payments under the first paragraph of this covenant. All such outstanding Investments will be deemed to constitute Investments in an amount equal to the fair market value of such Investments at the time of such designation. Such designation will only be permitted if such Restricted Payment would be permitted at such time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary if such designation would not cause a Default.

          The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Borrower or the applicable Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any property, assets or Investments required by this covenant shall be determined by the Board of Directors whose resolution with respect thereto shall be delivered to the Trustee.

          Section 4.8. Dividend and Other Payment Restrictions Affecting Subsidiaries. The Borrower shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to (i)(a) pay dividends or make any other distributions to the Borrower or any of its Restricted Subsidiaries (1) on its Capital Stock or (2) with respect to any other interest or participation in, or measured by, its profits, or (b) pay any indebtedness owed to the Borrower or any of its Restricted Subsidiaries, (ii) make loans or advances to the Borrower or any of its Restricted Subsidiaries or (iii) transfer any of its properties or assets to the Borrower or any of its Restricted Subsidiaries. However, the foregoing restrictions shall not apply to encumbrances or restrictions existing under or by reason of (a) Existing Indebtedness or Indebtedness under the Senior Credit Facility, and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are no more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in the applicable series of Existing Indebtedness or in the Senior Credit Facility, (b) encumbrances and restrictions applicable to any Unrestricted Subsidiary, as the same are in effect as of the date on which such Subsidiary becomes a Restricted Subsidiary, and as the same may be amended, modified, restated, renewed, increased, supplemented, refunded, replaced or refinanced; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacement or refinancings are no more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in the applicable series of Indebtedness of such Subsidiary as in effect on the date on which such Subsidiary becomes a Restricted Subsidiary, (c) this Agreement and the Term Notes, (d) applicable law, (e) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Borrower or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of this Agreement to be incurred, (f) by reason of customary non-assignment provisions in leases or licenses entered into in the ordinary course of business, (g) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (iii) above on the property so acquired, (h) the provisions of agreements governing Indebtedness incurred pursuant to clause (iv) of the second paragraph of Section 4.9, (i) any agreement for the sale of a Restricted Subsidiary that restricts that Restricted Subsidiary pending its sale, (j) Permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced, (k) Liens permitted to be incurred pursuant to the provisions of Section 4.12 that limit the right of the debtor to transfer the assets subject to such Liens, (l) provisions with respect to the disposition or distribution of assets or property in joint venture agreements and other similar agreements and (m) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business.

          Section 4.9. Incurrence of Indebtedness and Issuance of Preferred Stock. The Borrower shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired
Debt) and the Borrower shall not issue any Disqualified Stock and shall not permit any of its Restricted Subsidiaries to issue any shares of preferred stock; provided, however, that the Borrower may incur Indebtedness (including Acquired Debt) or issue shares of Disqualified Stock and the Borrower's Restricted Subsidiaries may incur Eligible Indebtedness if, in each case, (i) no Default shall have occurred and be continuing or would occur as a consequence thereof and (ii) the Borrower's Debt to Adjusted Consolidated Cash Flow Ratio at the time of incurrence of such Indebtedness or the issuance of such Disqualified Stock, after giving pro forma effect to such incurrence or issuance as of such date and to the use of proceeds therefrom as if the same had occurred at the beginning of the most recently ended four full fiscal quarter period of the Borrower for which internal financial statements are available, would have been no greater than 6.5 to 1.

          The provisions of the first paragraph of this covenant shall not apply to the incurrence of any of the following items of Indebtedness (collectively, "Permitted Debt") if no Default shall have occurred and be continuing or would occur as a consequence thereof:

            (i) the incurrence by the Borrower or any of its Restricted Subsidiaries of Indebtedness (including Indebtedness under Credit Facilities) in an aggregate principal amount (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Borrower and its Restricted Subsidiaries thereunder) at any one time outstanding not to exceed the greater of (x) $100.0 million less the aggregate amount of all Net Proceeds of Assets Sales applied to repay Indebtedness under a Credit Facility since November 25, 1997 and (y) 70% of the Eligible Receivables that are outstanding as of such date of incurrence;

            (ii) the incurrence by the Borrower and its Restricted Subsidiaries of the Existing Indebtedness;

            (iii) the incurrence by the Borrower of Indebtedness represented by the Senior Discount Notes;

            (iv) the incurrence by the Borrower or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of the Borrower or such Restricted Subsidiary, in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any other indebtedness incurred pursuant to this clause (iv), not to exceed $5.0 million at any time outstanding;

            (V) the incurrence by the Borrower or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund indebtedness (other than intercompany Indebtedness) that was permitted by this Agreement to be incurred under the first paragraph of this Section 4.9 or clauses (ii) or (iii) or this clause (v) of this paragraph;

      (vi) the incurrence by the Borrower or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Borrower and any of its Restricted Subsidiaries; provided, however, that (i) if the Borrower is the obligor on such Indebtedness, such Indebtedness is expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Term Notes and (ii) (a) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Borrower or a Restricted Subsidiary and (b) any sale or other transfer of any such Indebtedness to a Person that is not either the Borrower or a Restricted Subsidiary shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Borrower or such Restricted Subsidiary, as the case may be;

            (vii) the incurrence by the Borrower or any of its Restricted Subsidiaries of Hedging Obligations that are incurred for the purpose of fixing or hedging interest rate risk with respect to any floating rate Indebtedness that is permitted by the terms of this Section 4.9 to be outstanding or currency exchange risk;

            (viii) the guarantee by the Borrower or any of its Restricted Subsidiaries of Indebtedness of the Borrower or a Restricted Subsidiary of the Borrower that was permitted to be incurred by another provision of this
     Section 4.9;

            (ix) the incurrence by the Borrower or any of its Restricted Subsidiaries of Acquired Debt in connection with the acquisition of assets or a new Subsidiary and the incurrence by the Borrower's Restricted Subsidiaries of Indebtedness as a result of the designation of an Unrestricted Subsidiary as a Restricted Subsidiary; provided that, in the case of any such incurrence of Acquired Debt, such Acquired Debt was incurred by the prior owner of such assets or such Restricted Subsidiary prior to such acquisition by the Borrower or one of its Restricted Subsidiaries and was not incurred in connection with, or in contemplation of, such acquisition by the Borrower or one of its Restricted Subsidiaries; and provided further that, in the case of any incurrence pursuant to this clause (ix), the Borrower would have been permitted to incur at least $1.00 of additional Indebtedness (other than Permitted Debt) immediately after such incurrence pursuant to the Debt to Adjusted Consolidated Cash Flow Ratio test set forth in the first paragraph of this Section 4.9, calculated as if such incurrence had occurred as of the actual date of incurrence and the related acquisition or designation (as applicable) had occurred at the beginning of the most recently ended four full fiscal quarter period of the Borrower for which internal financial statements are available;

            (x) the incurrence by the Borrower of Indebtedness not to exceed, at any one time outstanding, 2.0 times the aggregate net cash proceeds from the issuance and sale, other than to a Subsidiary, of Equity Interests (other than Disqualified Stock) of the Borrower since November 25, 1997 (less that amount of such proceeds used to make Restricted Payments as provided in clause (c)(ii) of the first paragraph or clause (ii) of the second paragraph of the covenant described in Section 4.7); provided that such Indebtedness does not mature prior to the stated Maturity of the Notes and the Weighted Average Life to Maturity of such Indebtedness is longer than that of the Term Notes; and

            (xi) the incurrence by the Borrower or any of its Restricted Subsidiaries of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, not to exceed $5.0 million.

          The Borrower shall not (i) incur any Indebtedness that is contractually subordinated in right of payment to any other Indebtedness of the Borrower unless such Indebtedness is also contractually subordinated in right of payment to the Term Notes and the Securities on substantially identical terms; provided, however, that no Indebtedness of the Borrower shall be deemed to be contractually subordinated in right of payment to any other Indebtedness of the Borrower solely by virtue of being unsecured and (ii) the Borrower shall not permit any of its Unrestricted Subsidiaries to incur any Indebtedness other than Non-Recourse Debt.

          For purposes of determining compliance with this Section 4.9, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (i) through (xi) above or is entitled to be incurred pursuant to the first paragraph of this Section 4.9, the Borrower shall, in its sole discretion, classify (or later reclassify in whole or in part) such item of Indebtedness in any manner that complies with this
Section 4.9. Accrual of interest, accretion or amortization of original issue discount and the payment of interest in the form of additional Indebtedness shall not be deemed to be an incurrence of Indebtedness for purposes of this
Section 4.9. For avoidance of doubt in determining compliance with this Section 4.9, any Indebtedness incurred since November 25, 1997 (including the Indebtedness represented by the Term Loans) shall be deemed not to constitute "Existing Indebtedness" and shall instead be classified to comply with the criteria of one or more categories of Permitted Debt described in clauses (i) through (xi) above.

          Section 4.10. Asset Sales. The Borrower shall not, and shall not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless
(i) the Borrower (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value (evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Trustee) of the assets or Equity Interests issued or sold or otherwise disposed of and (ii) except in the case of a Tower Asset Exchange, at least 75% of the consideration therefor received by the Borrower or such Restricted Subsidiary is in the form of cash or Cash Equivalents; provided that the amount of (x) any liabilities (as shown on the Borrower's or such Restricted Subsidiary's most recent balance sheet), of the Borrower or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Term Notes or any guarantee thereof) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases the Borrower or such Restricted Subsidiary from further liability and (y) any securities, notes or other obligations received by the Borrower or any such Restricted Subsidiary from such transferee that are converted by the Borrower or such Restricted Subsidiary into cash within 20 days of the applicable Asset Sale (to the extent of the cash received), shall be deemed to be cash for purposes of this provision.

          Section 4.11. Transactions with Affiliates. The Borrower shall not, and shall not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), unless (i) such Affiliate Transaction is on terms that are no less favorable to the Borrower or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Borrower or such Restricted Subsidiary with an unrelated Person and (ii) the Borrower delivers to the Trustee (a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $1.0 million, a resolution of the Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (i) above and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors and

(b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5.0 million, an opinion as to the fairness to the Holders of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing. Notwithstanding the foregoing, the following items shall not be deemed to be Affiliate Transactions: (i) any employment arrangements with any executive officer of the Borrower or a Restricted Subsidiary that is entered into by the Borrower or any of its Restricted Subsidiaries in the ordinary course of business and consistent with compensation arrangements of similarly situated executive officers at comparable companies engaged in Permitted Businesses, (ii) transactions between or among the Borrower and/or its Restricted Subsidiaries, (iii) payment of directors fees in an aggregate annual amount not to exceed $25,000 per Person, (iv) Restricted Payments that are permitted by the provisions of Section 4.7, (v) the issuance or sale of Equity Interests (other than Disqualified Stock) of the Borrower, and
(vi) transactions pursuant to the provisions of the Governance, Agreement, the Rights Agreement, the Stockholders' Agreement, the CTSH Shareholders' Agreement, the CTI Services Agreement, the CTI Operating Agreement and the Crown Transition Agreements as the same are in effect on the date hereof.

          Section 4.12. Liens. The Borrower shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien securing Indebtedness or trade payables on any asset now owned or hereafter acquired, or any income or profits therefrom or assign or convey any right to receive income therefrom, except Permitted Liens.

          Section 4.13. Business Activities. The Borrower shall not, and shall not permit any Subsidiary to, engage in any business other than Permitted Business, except to such extent as would not be material to the Borrower and its Subsidiaries taken as a whole.

          Section 4.14. Corporate Existence. Subject to Section 4.19 hereof, the Borrower shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate existence, and the corporate, partnership or other existence of each of its Restricted Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Borrower or any such Restricted Subsidiary and
(ii) the rights (charter and statutory), licenses and franchises of the Borrower and its Subsidiaries; provided, however, that the Borrower shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Restricted Subsidiaries, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Borrower and its Restricted Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Lenders.

          Section 4.15.  Offer to Prepay Upon a Change of Control.

(a) Upon the occurrence of a Change of Control, each Lender will have the right to require the Borrower to prepay all or any part of the principal amount of such Lender's Loans pursuant to the offer described below (the "Change of Control Offer") at a prepayment price in cash equal to 100% of the aggregate principal amount thereof plus accrued and unpaid interest thereon, if any, to the date of prepayment (the "Change of Control Payment"). Within 30 days following any Change of Control, the Borrower will mail a notice to each Lender describing the transaction or transactions that constituted the Change of Control and offer to repay the Loans on the date specified in such notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the "Change of Control Payment Date"), pursuant to the procedures set forth below.

          (b) Notice of a Change of Control Offer shall be mailed by the Borrower to the Lenders at their addresses set forth in the Loan Register. The Change of Control Offer shall remain open from the time of mailing until the Change of Control Payment Date. The notice shall be accompanied by a copy of the most recent reports furnished pursuant to Section 4.4(b)(i) and (ii). The notice shall contain all instructions and materials necessary to enable such Lenders to elect to be prepaid pursuant to the Change of Control Offer. Lenders electing to have a Loan repaid will be required to surrender the applicable Term Note, with an appropriate form duly completed, to the Borrower at the address specified in the notice at least three Business Days prior to the repayment date.

          (c) The Borrower shall not be required to prepay Loans pursuant to this Section if a third party makes an offer to prepay applicable Loans in the manner, at the times and otherwise in compliance with the requirements set forth in this covenant applicable to an offer to prepay Loans made by the Borrower and purchases all Term Notes validly tendered and not withdrawn under such offer.

          (d) On the Change of Control Payment Date, the Borrower shall (i) repay all Loans or portions thereof of each Lender that properly elected repayment thereof pursuant to the Change of Control Offer and were received by the Borrower for cancellation, (ii) pay the Change of Control Payment for each such Loan (or portion thereof) elected to be repaid and (iii) deliver to each such Lender a new Term Note equal in principal amount (excluding premiums, if any) to the unpurchased portion of the corresponding Term Note surrendered, if any. The Borrower will notify the remaining Lenders of the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

          Section 4.16.  Limitation on Sale and Leaseback Transactions.

          The Borrower shall not, and shall not permit any of its Restricted Subsidiaries to, enter into any sale and leaseback transaction; provided that the Borrower or any of its Restricted Subsidiaries may enter into a sale and leaseback transaction if (i) the Borrower or such Restricted Subsidiary, as applicable, could have (a) incurred Indebtedness in an amount equal to the Attributable Debt relating to such sale and leaseback transaction pursuant to the Debt to Adjusted Consolidated Cash Flow Ratio test set forth in the first paragraph of Section 4.9 and (b) incurred a Lien to secure such Indebtedness pursuant to Section 4.12, (ii) the gross cash proceeds of such sale and leaseback transaction are at least equal to the fair market value (as determined in good faith by the Board of Directors) of the property that is the subject of such sale and leaseback transaction and (iii) the transfer of assets in such sale and leaseback transaction is permitted by Section 4.10, and the Borrower applies the proceeds of such transaction in compliance with, Section 2.4.

          Section 4.17. Limitation on Issuances and Sales of Capital Stock of Restricted Subsidiaries. The Borrower (i) shall not and shall not permit any Restricted Subsidiary of the Borrower to, transfer, convey, sell, lease or otherwise dispose of any Equity Interests in any Restricted Subsidiary of the Borrower to any Person (other than the Borrower or a Wholly Owned Restricted Subsidiary of the Borrower) and (ii) shall not permit any Restricted Subsidiary of the Borrower to issue any of its Equity Interests (other than, if necessary, shares of its Capital Stock constituting directors' qualifying shares) to any Person other than to the Borrower or a Wholly Owned Restricted Subsidiary of the Borrower, unless, in each such case: (a) as a result of such transfer, conveyance, sale, lease or other disposition or issuance such Restricted Subsidiary no longer constitutes a Subsidiary and (b) the cash Net Proceeds from such transfer, conveyance, sale, lease or other disposition or issuance are applied in accordance with Section 2.4.

          Section 4.18.  Limitation on Issuances of Guarantees of Indebtedness.

          The Borrower shall not permit any Restricted Subsidiary, directly or indirectly, to Guarantee or pledge any assets to secure the payment of any other Indebtedness of the Borrower unless such Subsidiary simultaneously executes and delivers a supplement to this Agreement providing for the Guarantee of the payment of the Term Notes by such Subsidiary, which Guarantee shall be senior to or pari passu with such Subsidiary's Guarantee of or pledge to secure such other Indebtedness. Notwithstanding the foregoing, any such Guarantee by a Subsidiary of the Term Notes shall provide by its terms that it shall be automatically and unconditionally released and discharged upon any sale, exchange or transfer, to any Person other than a Subsidiary of the Borrower, of all of the Borrower's stock in, or all or substantially all the assets of, such Subsidiary, which sale, exchange or transfer is made in compliance with the applicable provisions of this Agreement.

          Section 4.19.  Merger; Sale of All or Substantially All Assets.

          (a) The Borrower shall not consolidate or merge with or into (whether or not the Borrower is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another corporation, Person or entity unless (i) the Borrower is the surviving corporation or the entity or the Person formed by or surviving any such consolidation or merger (if other than the Borrower) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia, (ii) the entity or Person formed by or surviving any such consolidation or merger (if other than the Borrower) or the entity or Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of the Borrower under the Term Notes and this Agreement pursuant to a supplemental agreement in a form reasonably satisfactory to the Administrative Agents, (iii) immediately after such transaction, no Default exists and (iv) except in the case of a merger of the Borrower with or into a Wholly Owned Restricted Subsidiary of the Borrower and except in the case of a merger entered into solely for the purpose of reincorporating the Borrower in another jurisdiction, the Borrower or the entity or Person formed by or surviving any such consolidation or merger (if other than the Borrower), or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made shall, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Debt to Adjusted Consolidated Cash Flow Ratio test set forth in the first paragraph of Section 4.9.

          (b) Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Borrower in accordance with Section 4.19(a) hereof, the successor corporation formed by such consolidation or into or with which the Borrower is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Agreement referring to the "Borrower" shall refer instead to the successor corporation and not to the Borrower), and may exercise every right and power of the Borrower under this Agreement with the same effect as if such successor Person had been named as the Borrower herein, provided, however, that and the predecessor Borrower shall not be relieved from the obligation to pay the principal of and interest on the Term Notes except in the case of a sale of all of the Borrower's assets that meets the requirements of Section 4.19(a) hereof.

          Section 4.20.  Inspection Rights.

          The Borrower shall, and shall cause each of its Subsidiaries to, permit the Lenders or any of their respective representatives to visit and inspect any of its properties, to examine and make abstracts from any of its books and records and to discuss its businesses, finances and accounts with its executive officers and, subject to the right of the Borrower's representatives to participate in any such discussion, with their independent public accountants, all upon reasonable notice and at such reasonable times and as often as may reasonably be desired.

          Section 4.21.  Special Rights.

          (a) For so long as any Loans or Exchange Notes are held by West Street, the Borrower shall, and shall cause each of its Subsidiaries to, promptly provide West Street with such information concerning the businesses, properties or financial condition of the Credit Parties and such Subsidiaries as West Street may from time to time request. In that connection, the Borrower shall, and shall cause each of its Subsidiaries to:

          (i) keep proper books of record and account in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities; and

          (ii) permit West Street or any of its representatives to consult with the Borrower and its Subsidiaries with respect to their businesses and make proposals with respect to such businesses and meet with the respective executive officers and directors of the Borrower and its Subsidiaries with respect to such proposals.

          (b) For so long as any Loans or Exchange Notes are held by West Street, the Borrower shall, and shall cause each of its Subsidiaries to, upon prior reasonable request, invite West Street or any of its representatives to attend each regular, special or other meeting of its Board of Directors in a nonvoting observer capacity and in this respect shall, upon prior reasonable request, give West Street or such representative copies of all notices, minutes, consents and other materials that it provides to its directors. West Street or such representative may participate in any and all discussions of matters brought to the Board of Directors. The Borrower shall and shall cause each of its Subsidiaries to allow West Street or any such representative of West Street to attend such meetings by means of conference call or other communications equipment utilized by any other person participating in such meetings. Notwithstanding the foregoing, the Borrower reserves the right to exclude West Street and its representatives from access to any material or meeting or portion thereof if the Borrower believes upon advice of counsel that such exclusion is reasonably necessary to preserve the attorney-client privilege, to protect highly confidential proprietary information or for other similar valid business reasons.

          (c) In addition to the provisions of Section 12.3, (i) any amendment to the provisions of this Section 4.21 shall require the consent of West Street at any time that West Street holds Loans and/or Notes and (ii) for so long as West Street holds Loans and/or Notes having an aggregate principal amount equal to at least 25% of the aggregate principal amount of Term Loans originally funded by West Street under this Agreement, any amendment to the provisions of
Section 4.7, 4.8, 4.9, 4.10, 4.11, 4.12, 4.13, 4.15, 4.16, 4.17, 4.18, 4.19 and
4.20 shall require the consent of West Street at any time that West Street holds any Loans or Exchange Notes.

                                   ARTICLE V.

                                   CONDITIONS

          The obligation of each of the Lenders to make Term Loans is subject to
(i) the representations and warranties of the Borrower in Article III being true, correct and complete in all respects on and as of the Closing Date to the same extent as though made on and as of the Closing Date, (ii) on or prior to the Closing Date, the Borrower having performed and complied with all covenants and conditions to be performed and observed by it on or prior to the Closing Date and (iii) the prior or concurrent satisfaction of each of the conditions set forth below; provided, however, that notwithstanding such conditions, no Lender may default in its obligations to make Term Loans hereunder solely because of (a) the failure by another Lender to deem a condition satisfied, or
(b) the failure by another Lender to make Term Loans hereunder:

          Section 5.1. Corporate and Other Proceedings. On or before the Closing Date, all corporate and other proceedings taken or to be taken in connection with the Transactions and all documents incidental thereto not previously found acceptable by the Administrative Agents shall be reasonably satisfactory in form and substance to the Administrative Agents, and the Administrative Agents shall have received on behalf of the Lenders the following items, each of which shall be in form and substance satisfactory to the Administrative Agents and, unless otherwise noted, dated the Closing Date:

          (a) a certified copy of the Borrower's charters, together with a certificate of status, compliance, good standing or like certificate with respect to the Borrower issued by the appropriate government officials of the jurisdiction of its formation and of each jurisdiction in which the Borrower owns any material assets or carries on any material business, each to be dated a recent date prior to the Closing Date;

          (b) a copy of the Borrower's bylaws, in each case certified as of the Closing Date by its Secretary or one of its Assistant Secretaries;

          (c) resolutions of the Borrower's Boards of Directors approving and authorizing the execution, delivery and performance of this Agreement, each of the other Transaction Documents and any other documents, instruments and certificates required to be executed by the Borrower in connection herewith or therewith and approving and authorizing the execution, delivery and payment of the Term Notes and the Exchange Notes and the consummation of the Transactions, each certified as of the Closing Date by its Secretary or one of its Assistant Secretaries as being in full force and effect without modification or amendment;

          (d) signature and incumbency certificates of the Borrower's Officers executing this Agreement and the Term Notes and any other documents executed in connection therewith;

          (e) executed copies of this Agreement and the Term Notes, drawn to the order of the Lenders;

          (f) an Officers' Certificate from the Borrower in form and substance satisfactory to the Administrative Agents to the effect that (i) the representations and warranties of the Borrower in Article III are true, correct and complete in all respects on and as of the Closing Date to the same extent as though made on and as of that date, (ii) on or prior to the Closing Date, the Borrower has performed and complied with all covenants and conditions hereunder to be performed and observed by it on or prior to the Closing Date and (iii) all conditions to the consummation of the relevant Transactions have been satisfied on the terms set forth in the documentation relating thereto and have not been waived or amended without the prior written consent of the Administrative Agents;

          (g) true and correct copies of the final form of each of: (i) the Powertel Acquisition Agreement, which shall be reasonably satisfactory in form and substance to each of the Lenders and which shall provide for an aggregate consideration payable by the Borrower of $275 million, of which only $50 million is required to be paid in escrow on the Powertel Funding Date and (ii) the draft Bell South Lease, which shall be reasonably satisfactory in form and substance to each of the Lenders and which shall provide for an aggregate cash consideration payable by the Borrower of $430 million, of which only $50 million is required to be paid in escrow on the Bell South Funding Date; and

          (h) true and correct copies of each of the other Transaction Documents, each of which shall be reasonably satisfactory in form and substance to each of the Lenders.

          Section 5.3.  [Reserved.]

          Section 5.3.  Absence of Certain Changes.

          There shall not have occurred or become known to the Lenders any event or events, adverse condition or change in or affecting the Borrower subsequent to September 30, 1998 that, individually or in the aggregate, (i) could have a Material Adverse Effect, (ii) has, or may be reasonably expected to have, any materially adverse effect upon the validity or enforceability of this Agreement or any of the Transaction Documents or (iii) materially impairs the ability of the Borrower to consummate the Loan or to perform its Obligations under the Transaction Documents. For purposes of this Section 5.3, "Material Adverse Effect" shall mean the result of one or more events, changes or effects which, individually or in the aggregate, could reasonably be expected to have a material adverse effect on (i) the business, results of operations, property, condition (financial or otherwise), management or prospects of the Borrower and its subsidiaries, taken as a whole.

          Section 5.4. Market Disruption. There shall not have occurred any disruption or adverse change, as determined by the Arrangers in their sole discretion, in the financial or capital markets generally, or in the markets for term loan syndication, high yield debt or equity securities in particular or affecting the syndication or funding of term loans (or the refinancing thereof) that the Arrangers shall reasonably determine makes it impracticable to consummate the syndication of the Term Loans or the Proposed Offerings.

          Section 5.5. Financial Statements. Each of the Lenders shall have received audited financial statements for the one-, two-, or three-year period, as applicable, immediately preceding the Closing Date and any appropriate unaudited financial statements for any interim period or periods of the Borrower, the Powertel Towers and the Bell South Towers and all other recent or probable acquisitions (including pro forma financial statements), to the extent such financial statements are required by, and all meeting the requirements of, Regulation S-X for Form S-1 registration statements (including, without limitations, the availability of audited financial statements for the Powertel Towers) and all such financial statements shall be reasonably satisfactory in form and substance to each of the Lenders. Once approved by the Lenders, all such financial statements shall be added to Schedule 3.10(a), Schedule 3.10(b),
Schedule 3.10(c), Schedule 3.10(d) or Schedule 3.10(e), as appropriate, and shall become subject to the Borrower's representations in Section 3.10.

          Section 5.6. Litigation, etc. There shall not exist any action, suit, investigation, litigation or proceeding pending or threatened in any court or before any arbitrator or governmental authority that, in the opinion of the Lenders, affects the Powertel Acquisition, the Bell South Lease, the financing thereof or any of the other transactions contemplated hereby, or that could have a Material Adverse Effect on the Borrower, the Powertel Acquisition, the Bell South Lease, the financing thereof or any of the transactions contemplated hereby.

          Section 5.7. Payment of Fees and Expenses. All fees and expenses due to the Lenders, Goldman Sachs Credit Partners L.P., Goldman, Sachs & Co., Salomon Brothers Holding Company Inc., Salomon Smith Barney Inc., Credit Suisse First Boston, Credit Suisse First Boston Corporation or the Administrative Agents on or before the Closing Date in connection with the Term Loans, pursuant to the Commitment Letter, the Fee Letter, the Engagement Letter or otherwise, shall have been paid in full.

          Section 5.8. Escrow Agreement. The Borrower and the Escrow Agent shall have entered into the Escrow Agreement and a fully executed copy of the Escrow Agreement shall have been delivered to each of the Lenders.

          Section 5.9. Exchange Notes. The Borrower and the Exchange Note Trustee shall have entered into the Exchange Note Indenture and a fully executed copy of the Exchange Note Indenture shall have been delivered to each of the Lenders. At least $100 million in aggregate principal amount of Exchange Notes shall have been issued by the Borrower into escrow and delivered to the Escrow Agent as contemplated by the Escrow Agreement.

          Section 5.10. Registration Rights Agreement. The Borrower and the Arrangers shall have entered into the Registration Rights Agreement and a fully executed copy of the Registration Rights Agreement shall have been delivered to each of the Lenders.

          Section 5.11. Delivery of Opinions. The Arrangers shall have received originally executed copies of one or more favorable written opinions of
(i) Cravath, Swaine & Moore, counsel for the Borrower, in the form of Exhibit F-1 hereto and addressed to the Lenders, (ii) Norton Rose, in the form of Exhibit F-2 hereto and addressed to the Lenders, (ii) General Counsel of the Borrower, in the form of Exhibit F-3 hereto and addressed to the Lenders and (iv) such other opinions of counsel and such certificates or opinions of accountants, appraisers or other professionals as the Arrangers shall have reasonably requested.

          Section 5.12. Solvency. The Arrangers shall have received originally executed copies of a certificate of the Chief Financial Officer of the Borrower, in form and substance satisfactory to the Administrative Agents, with appropriate opining that, after giving effect to the making of the Loans, the Borrower and its Subsidiaries will be Solvent, and the Arrangers shall have received such other reasonable and appropriate factual information and expert advice supporting the conclusions reached in such opinion as the Arrangers may reasonably request, all in form and substance satisfactory to the Arrangers.

          Section 5.13. No Breach; No Default. The Borrower shall not be in breach or violation of any of its obligations under the Engagement Letter or the Fee Letter and each of the Engagement Letter and the Fee Letter shall be in full force and effect. In addition, No event shall have occurred and be continuing or would result from the consummation of the Transactions that would constitute an Event of Default.

          Section 5.14.  Special Conditions.

          (a) The Powertel Term Loan will be subject to the condition that the Powertel Acquisition Agreement shall have been (i) fully executed and delivered in form and substance reasonably satisfactory in all respects to the Lenders and
(ii) the representations and warranties contained therein shall be true and correct in all material respects.

          (b) The Bell South Term Loan shall also be subject to the condition that the Bell South Lease shall have been (i) fully executed and delivered in form and substance reasonably satisfactory in all respects to the Lenders and
(ii) the representations and warranties contained therein shall be true and correct in all material respects.


                                  ARTICLE VI.

TRANSFER OF THE LOANS, THE INSTRUMENTS EVIDENCING SUCH LOANS AND THE SECURITIES;
                   REPRESENTATIONS OF LENDERS; PARTICIPATIONS

          Section 6.1. Transfer of the Loans, the instruments evidencing the Loans and the Securities. Each Lender acknowledges that none of the Loans, the instruments evidencing such Loans and the Securities have been registered under the Securities Act and represents and agrees that it is acquiring the Loans, the instruments evidencing such Loans and the Securities for its own account and that it will not, directly or indirectly, transfer, sell, assign, pledge or otherwise dispose of its Loans, the instruments evidencing such Loans or the Securities (or any interest therein) unless such transfer, sale, assignment, pledge or other disposition is made (i) pursuant to an effective registration statement under the Securities Act or (ii) pursuant to an available exemption from registration under, or in a transaction that is not subject to, the Securities Act. Each Lender represents, warrants, covenants and agrees to and with the Borrower that it is either (i) a qualified institutional buyer within the meaning of Rule 144A under the Securities Act acting for its own account or the account of one or more other qualified institutional buyers, and is aware that the Borrower may rely upon the exemption from the provisions of
Section 5 of the Securities Act provided by Rule 144A thereunder or (ii) an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2),
(3) or (7) under the Securities Act. Each of the Lenders acknowledges that the instruments evidencing the Securities will bear a legend restricting the transfer thereof in accordance with the Securities Act.

          Subject to the provisions of the previous paragraph, the Borrower agrees that, with the consent of the Administrative Agents, each Lender will be free to sell or transfer all or any part of the Loans, the instruments evidencing the Loans or the Securities (including, without limitation, participation interest in the Loans) to any third party and to pledge any or all of the Securities to any commercial bank or other institutional lender.

          Section 6.2. Permitted Assignments. Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time assign to one or more banks or other entities ("Purchasers") all or any part of its rights and obligations hereunder and under the Loan Documents. Such assignment shall be made pursuant to an Assignment and Acceptance substantially in the form of Exhibit A or in such other form as may be agreed to by the parties thereto. The consent of the Borrower and the Administrative Agents shall be required prior to an assignment becoming effective with respect to a Purchaser which is not a Lender, an Affiliate of a Lender (including West Street, in the case of Goldman Sachs Credit Partners L.P.) or a Federal Reserve Bank; provided, however, that if an Event of Default has occurred and is continuing, the consent of the Borrower shall not be required. Such consent shall not be unreasonably withheld or delayed.

          Section 6.3. Permitted Participants; Effect. (a) Upon notice thereof to the Borrower, any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time sell to one or more banks or other entities ("Participants") participating interests in any Loan owing to such Lender, any Term Note held by such Lender, any Commitment of such Lender or any other interest of such Lender under the Loan Documents; provided that such Lender retain all voting rights with respect to such participating interests on all matters other than such matters that require the consent of each Lender under this Agreement. In the event of any such sale by a Lender of participating interests to a Participant, such Lender's obligations under the Loan Documents shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, such Lender shall remain the owner of its Loans and the holder of any Term Note issued to it in evidence thereof for all purposes under the Loan Documents, all amounts payable by the Borrower under this Agreement shall be determined as if such Lender had not sold such participating interests, and the Borrower and the Administrative Agents shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under the Loan Documents.

          (b) Each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, modification or waiver of any provision of the Loan Documents other than any amendment, modification or waiver with respect to any Loan or Commitment in which such Participant has an interest which forgives principal, interest or fees or reduces the interest rate or fees payable with respect to any such Loan or Commitment, extends the Maturity Date, postpones any date fixed for any regularly scheduled payment of principal of, or interest or fees on, any such Loan or Commitment or releases any guarantor of any such Loan or releases all or substantially all of the collateral, if any, securing any such Loan.

          (c) The Borrower agrees that each Participant shall be deemed to have the right of setoff provided in Section 2.10 in respect of its participating interest in amounts owing under the Loan Documents to the same extent as if the amount of its participating interest were owing directly to it as a Lender under the Loan Documents, provided that each Lender shall retain the right of setoff provided in Section 2.10 with respect to the amount of participating interests sold to each Participant. The Lenders agree to share with each Participant, and each Participant, by exercising the right of setoff provided in Section 2.10, agrees to share with each Lender, any amount received pursuant to the exercise of its right of setoff, such amounts to be shared in accordance with Section
2.10 as if each Participant were a Lender.

          Section 6.4. Dissemination of Information. The Borrower authorizes each Lender to disclose to any Participant or Purchaser or any other Person acquiring an interest in the Loan Documents by operation of law (each a "Transferee") and any prospective Transferee any and all information in such Lender's possession concerning the creditworthiness of the Borrower and its Subsidiaries; provided, however, that any records, documents, properties or information that are designated by the Borrower as confidential at the time of delivery of such records, documents, properties or information shall be kept confidential by each Lender and each Transferee, unless (i) such records, documents, properties or information are in the public domain or otherwise publicly available (other than as a result of a breach of this Section 6.4),
(ii) disclosure of such records, documents, properties or information is required by court or administrative order or (iii) disclosure of such records, documents, properties or information, in the written opinion of counsel to such Lender or Transferee, is otherwise required by law (including, without limitation, pursuant to the requirements of the Securities Act).

          Section 6.5. Tax Treatment. If any interest in any Loan Document is transferred to any Transferee which is organized under the laws of any jurisdiction other than the United States or any State thereof, the transferor Lender shall cause such Transferee, concurrently with the effectiveness of such transfer, to comply with the provisions of Section 2.9.

          Section 6.6. Replacement Securities Upon Transfer or Exchange. Upon surrender of any Securities by any Lender in connection with any permitted transfer or exchange, the Borrower will execute and deliver in exchange therefor a new Security or Securities of the same aggregate tenor and principal amount, payable to the order of such Persons and in such denominations as such Lender may request. The Borrower may require (i) satisfactory indemnification or (ii) payment by such Lender of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer.

          Section 6.7. Register. The Administrative Agents on behalf of the Borrower shall maintain a register of the principal amount of the Loans held by each Lender and any interest due and payable with respect thereto. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Administrative Agents and the Lenders shall treat each Person whose name is recorded in the register as the owner of a Loan, a Term Note or Exchange Note hereunder as the owner thereof for all purposes of this Agreement. The Administrative Agents will allow any Lender to inspect and copy such register at each Administrative Agent's principal place of business during normal business hours.


                                  ARTICLE VII.

                               EVENTS OF DEFAULT

          Section 7.1. Events of Default. The occurrence of any one or more of the following events shall constitute an "Event of Default":

          (a) the Borrower defaults in the payment when due of interest on the Term Loans and such default continues for a period of 10 (or, from and after the Anniversary Date, 30) days;

          (b) the Borrower defaults in the payment when due of principal of or premium, if any, on the Term Loans when the same becomes due and payable at maturity, upon redemption (including in connection with an offer to purchase) or otherwise;

          (c) any representation or warranty made or deemed made by the Borrower or any of its Subsidiaries herein or that is contained in any certificate, document or financial or other statement furnished by any of them to the Lenders at any time under or in connection with any Transaction Document shall prove to have been incorrect in any material respect on or as of the date made or deemed made;

          (d) the Borrower fails to comply with any of the provisions of Section 2.4, 4.15 or 4.19 hereof;

          (e) the Borrower fails to observe or perform any other covenant, representation, warranty or other agreement in this Indenture or the Term Loans for 30 days after notice to the Borrower by the Trustee or the Holders of at least 25% in aggregate principal amount of the Term Loans then outstanding voting as a single class;

          (f) a default occurs under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Borrower or any of its Significant Subsidiaries (or the payment of which is guaranteed by the Borrower or any of its Significant Subsidiaries), whether such Indebtedness or guarantee now exists, or is created after the date of this Indenture, which default (a) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default") or (b) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of such Indebtedness, under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $5 million or more;

          (g) a final judgment or final judgments for the payment of money are entered by a court or courts of competent jurisdiction against the Borrower or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary and such judgment or judgments remain undischarged for a period (during which execution shall not be effectively stayed) of 60 days, provided that the aggregate of all such undischarged judgments exceeds $5.0 million;

          (h) the Borrower or any of its Restricted Subsidiaries pursuant to or within the meaning of Bankruptcy Law:

          (i)  commences a voluntary case,

          (ii) consents to the entry of an order for relief against it in an involuntary case,

          (iii) consents to the appointment of a Custodian of it or for all or substantially all of its property,

          (iv) makes a general assignment for the benefit of its creditors, or

          (v) generally is not paying its debts as they become due; or

          (i) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

          (i) is for relief against the Borrower or any Restricted Subsidiary in an involuntary case;

          (ii) appoints a Custodian of the Borrower or any Restricted Subsidiary or for all or substantially all of the property of the Borrower or any Restricted Subsidiary; or

          (iii) orders the liquidation of the Borrower or any Restricted Subsidiary;

          and the order or decree remains unstayed and in effect for 60 consecutive days.

          Section 7.2. Acceleration. If any Event of Default (other than an Event of Default specified in Section 7.1(h) or 7.1(i) with respect to the Borrower, any Significant Subsidiary or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary) occurs and is continuing, the Lenders holding at least 25% in aggregate principal amount of the then outstanding Loans may, by written notice to the Borrower, declare the unpaid principal of and any accrued and unpaid interest and fees on all of the Loans to be immediately due and payable. Upon such declaration, all Obligations in respect of the Loans shall become immediately due and payable immediately. Notwithstanding the foregoing, if an Event of Default specified in Section 7.1(h) or 7.1(i) with respect to the Borrower, any Significant Subsidiary or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary occurs, all Obligations in respect of the Loans shall ipso facto become and be immediately due and payable without any declaration, notice or other act on the part of any Lender. The Majority Lenders by written notice to the Borrower may on behalf of all Lenders rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal, interest or premium that has become due solely because of the acceleration) have been cured or waived.

          Section 7.3. Rights and Remedies Cumulative. No right or remedy herein conferred upon or reserved to the Lenders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent or subsequent assertion or employment of any other appropriate right or remedy.

          Section 7.4. Delay or Omission Not Waiver. No delay or omission by any Lender to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this
Article VII or by law to the Lenders may be exercised from time to time, and as often as may be deemed expedient, by the Lenders.

          Section 7.5. Waiver of Past Defaults. Subject to Section 12.3, the Majority Lenders by written notice to the Borrower may (i) rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal or interest that has become due solely because of the acceleration) have been cured or waived and (ii) waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of, premium, if any, or interest on, the Term Loans (including in connection with an offer to purchase). Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Agreement; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

          Section 7.6. Rights of Lenders To Receive Payment. Notwithstanding anything to the contrary contained in this Agreement, the right of any Lender to receive payment of principal of, premium, if any, and interest on the Loans and Term Notes held by such Lender, on or after the respective due dates expressed in this Agreement or the Term Notes, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Lender.


                                 ARTICLE VIII.

                              PERMANENT SECURITIES

          Section 8.1. Permanent Securities. The Borrower shall comply with its agreements in this Agreement, the Fee Letter and the Engagement Letter with respect to the proposed issuance and sale of the Permanent Securities in the Proposed Offerings and the repayment of the Loans with all or a portion of the net proceeds therefrom.

                                  ARTICLE IX.

                                  TERMINATION

          Section 9.1.  Termination.

          (a) the Powertel Commitments hereunder shall terminate on the earlier of (A) the date on which the Borrower informs the Lenders that it has decided not to proceed with the Powertel Acquisition, (B) the date on which the Powertel Acquisition Agreement is terminated in accordance with its terms or (C) the date that is ninety days following the date of the Commitment Letter;

          (b) the Bell South Commitments hereunder shall terminate in the earlier of (A) the date on which the Borrower informs the Lenders that it has decided not to proceed with the lease or sublease of communications towers currently owned or leased by BellSouth Mobility, (B) the date on which the Bell South Letter Agreement and the Bell South Lease, if applicable, are terminated (other than as a result of the entry into the related definitive documentation) in accordance with their terms or (C) the date that is ninety days following the date of the Commitment Letter.

          Section 9.2. Survival of Certain Provisions. If this Agreement is terminated pursuant to this Article IX, such termination shall be without liability of any party to any other party, except that, whether or not the transactions contemplated by this Agreement are consummated, (i) the Obligations of the Borrower to reimburse the Lenders for all of their out-of-pocket expenses pursuant to Section 12.1 and the Engagement Letter and (ii) the indemnity provisions contained in Article X shall, in each case, remain operative and in full force and effect.

                                   ARTICLE X.

                                   INDEMNITY

          Section 10.1. Indemnification. In the event that any of the Lenders or the Administrative Agents (each, an "Indemnified Party") becomes involved in any capacity in any action, proceeding or investigation brought by or against any Person, including stockholders of the Borrower, in connection with or as a result of either this arrangement or any matter referred to in this Agreement, the Borrower periodically will reimburse such Indemnified Party for its legal and other expenses (including the cost of any investigation and preparation) incurred in connection therewith. The Borrower also will indemnify and hold each Indemnified Party harmless against any and all losses, claims, damages or liabilities to any such Person in connection with or as a result of either this arrangement or any matter referred to in this Agreement, except to the extent that any such loss, claim, damage or liability results from the gross negligence or bad faith of such Indemnified Party in performing the services that are the subject of this Agreement. If for any reason the foregoing indemnification is unavailable to any Indemnified Party or insufficient to hold it harmless, then the Borrower shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative economic interests of the Borrower and its stockholders on the one hand and such Indemnified Party on the other hand in the matters contemplated by this Agreement as well as the relative fault of the Borrower, on the one hand, and such Indemnified Party, on the other hand, with respect to such loss, claim, damage or liability and any other relevant equitable considerations. The reimbursement, indemnity and contribution obligations of the Borrower under this Section 10.1 shall be in addition to any liability which the Borrower may otherwise have, shall extend upon the same terms and conditions to any affiliate of any Indemnified Party and the partners, directors, agents, employees and controlling persons (if any), as the case may be, of such Indemnified Party and any such affiliate, and shall be binding upon and inure to the benefit of any successors, assigns, heirs and

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

personal representatives of the Borrower, such Indemnified Party, any such affiliate and any such Person. Any right to trial by jury with respect to any action or proceeding arising in connection with or as a result of either this arrangement or any matter referred to in the Letters is hereby waived by the parties hereto. The provisions of this Section 10.1 shall survive any termination or completion of the arrangement provided by this Agreement.

          Section 10.2. Counsel. Promptly after receipt by an Indemnified Party of notice of the commencement of any proceedings, such Indemnified Party will, if a claim in respect thereof is to be made against the Borrower, notify the Borrower in writing of the commencement thereof; provided that (i) the omission so to notify the Borrower will not relieve it from any liability that it may have hereunder except to the extent it has been materially prejudiced by such failure and (ii) the omission so as to notify the Borrower will not relieve it from any liability that it may have to an Indemnified Party otherwise than on account of the indemnity provided for hereunder. In case any such proceedings are brought against any Indemnified Party and it notifies the Borrower of the commencement thereof, the Borrower will be entitled to participate therein, and, to the extent that it may elect by written notice delivered to such Indemnified Party, to assume the defense thereof, with counsel reasonably satisfactory to such Indemnified Party; provided that, if the defendants in any such proceedings include both such Indemnified Party and the Borrower and such Indemnified Party shall have concluded that there may be legal defenses available to it which are different from or additional to those available to the Borrower, such Indemnified Party shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such proceedings on behalf of such Indemnified Party. Upon receipt of notice from the Borrower to such Indemnified Party of its election so to assume the defense of such proceedings and approval by such Indemnified Party of counsel, the Borrower shall not be liable to such Indemnified Party for expenses incurred by such Indemnified Party in connection with the defense thereof (other than reasonable costs of investigation) unless (i) such Indemnified Party shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the next preceding sentence (it being understood, however, that the Borrower shall not be liable for the reasonable expenses of more than one separate counsel (plus not more than one separate local counsel in any jurisdiction), approved by the Administrative Agents, representing the Indemnified Parties who are parties to such proceedings), (ii) the Borrower shall not have employed counsel reasonably satisfactory to such Indemnified Party to represent such Indemnified Party within a reasonable time after notice of commencement of the proceedings, (iii) the Borrower shall have authorized in writing the employment of counsel for such Indemnified Party or (iv) the use of counsel chosen by the Borrower to represent such Indemnified Party would present such counsel with a conflict of interest, and except that, if clause (i) or
(iii) is applicable, such liability shall be only in respect of the counsel referred to in such clause (i) or (iii).

          Section 10.3. Settlement of Claims. The Borrower agrees that, neither it nor any of its Subsidiaries will settle, compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding in respect of which indemnification or contribution could be sought under
Section 10.1 (whether or not any Indemnified Party is an actual or potential party to such claim, action or proceeding) without the prior written consent of the Indemnified Parties, unless such settlement, compromise or consent includes an unconditional release of each Indemnified Party from all liability arising out of such claim, action or proceeding, which consent shall not be unreasonably withheld.

          Section 10.4. Appearance Expenses. If an Indemnified Party is requested or required to appear as a witness in any action brought by or on behalf of or against the Borrower or any Affiliate thereof in which such Indemnified Party is not named as a defendant, the Borrower agrees to reimburse such Indemnified Party for all reasonable expenses incurred by it in connection with such Indemnified Party's appearing and preparing to appear as such a witness, including, without limitation, the reasonable fees and disbursements of its legal counsel.

          Section 10.5.  Indemnity for Taxes, Reserves and Expenses.

          If, after the date hereof, the adoption of any law or guideline or any amendment or change in the administration, interpretation or application of any existing or future law or guideline by any Governmental Entity charged with the administration, interpretation or application thereof, or the compliance with any request or directive of any Governmental Entity (whether or not having the force of law):

          (a) subjects any Affected Party to any tax of any kind with respect to this Agreement or the Term Notes or changes the basis of taxation of payments of amounts due hereunder or thereunder or with respect to this Agreement or any of the other Loan Documents, (including, without limitation, any sales, gross receipts, general corporate, personal property, privilege or license taxes, and including claims, losses and liabilities arising from any failure to pay or delay in paying any such tax (unless such failure or delay results solely from such Affected Party's negligence or willful misconduct), but excluding (i) Taxes and Other Taxes covered by Section 2.9 and (ii) any taxes, levies, imposts, deductions, charges or withholding specifically excluded under Section 2.9(a) (it being understood that, notwithstanding the foregoing, if any payment obligation results from the application of this Section 10.5(a), then the provisions of Section 2.9(f) or 2.9(i) would apply to such extent);

          (b) imposes, modifies or deems applicable any reserve (including, without limitation, any reserve imposed by the Board), special deposit or similar requirement against assets of the Borrower held by, credit to the Borrower extended by, deposits of the Borrower with or for the account of, or other acquisition of funds of the Borrower by, any Affected Party;

          (c) shall change the amount of capital maintained or requested or directed to be maintained by an Affected Party; or

          (d) imposes upon an Affected Party any other condition or expense (including, without limitation, (i) loss of margin and (ii) attorneys' fees and expenses incurred by officers or employees of an Affected Party (or any successor thereto) and expenses of litigation or preparation therefor in contesting any of the foregoing) with respect to this Agreement or any of the other Loan Documents or the purchase, maintenance or funding of the Loans by an Affected Party, and the result of any of the foregoing is to increase the cost to, reduce the income receivable by, reduce the rate of return on capital of, or impose any expense (including loss of margin) upon, an Affected Party with respect to this Agreement, any of the other Loan Documents, the obligations hereunder or thereunder or the funding of the Loans hereunder, the Affected Party may notify the Borrower of the amount of such increase, reduction, or imposition, and the Borrower hereby agrees to pay to the Affected Party the amount the Affected Party deems necessary to compensate the Affected Party for such increase, reduction or imposition which determination shall be conclusive. Such amounts shall be due and payable by the Borrower 15 days after such notice is given.

          Section 10.6. Survival of Indemnification. The provisions contained in this Article X shall remain in full force and effect whether or not any of the transactions contemplated hereby are

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

consummated and notwithstanding the termination of this Agreement or the payment in full of all Obligations hereunder.

          Section 10.7. Liability Not Exclusive; Payments. The agreements of each Person in this Article X shall be in addition to any liability that each may otherwise have. All amounts due under this Article X shall be payable as incurred upon written demand therefor.

                                  ARTICLE XI.

                    THE ADMINISTRATIVE AGENTS; THE ARRANGERS

          Section 11.1. Appointment. Each Lender hereby irrevocably designates and appoints each Administrative Agent to act as an agent of such Lender under this Agreement and the other Loan Documents, and each such Lender irrevocably authorizes each Administrative Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agents by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agents shall have no duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender or other Administrative Agents, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agents.

          Section 11.2. Delegation of Duties. The Administrative Agents may execute any of their duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to the advice of counsel concerning all matters pertaining to such duties. The Administrative Agents shall not be responsible for the negligence or misconduct of any agents or attorneys in-fact selected by them with reasonable care.

          Section 11.3. Exculpatory Provisions. Neither any of the Administrative Agents nor any of their respective officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except for its own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Borrower or any of its Subsidiaries or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement, opinion or other document referred to or provided for in, or received by the Administrative Agents under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of the Borrower or any of its Subsidiaries to perform its obligations hereunder or thereunder. The Administrative Agents shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Borrower or any of its Subsidiaries.

          Section 11.4. Reliance by the Administrative Agents. The Administrative Agents shall be entitled to rely, and shall be fully protected in relying, upon any Term Note, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrower or any of its Subsidiaries), independent accountants and other experts selected by the Administrative Agents. The Administrative Agents may deem and treat the payee of the Term Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agents. The Administrative Agents shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless they shall first receive such advice or concurrence of the Majority Lenders as they deem appropriate or they shall first be indemnified to their satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agents shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Majority Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.

          Section 11.5. Notice of Default. The Administrative Agents shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agents have received notice from a Lender, the Borrower or any of its Subsidiaries referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default." In the event that any of the Administrative Agents receives such a notice, the Administrative Agents shall give prompt notice thereof to the Lenders. The Administrative Agents shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Majority Lenders; provided that unless and until the Administrative Agents shall have received such directions, the Administrative Agents may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

          Section 11.6. Non-Reliance on the Administrative Agents and Other Lenders. Each Lender expressly acknowledges that none of the Administrative Agents nor any of their respective officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Administrative Agents hereafter taken, including any review of the affairs of the Borrower or any of its Subsidiaries, shall be deemed to constitute any representation or warranty by the Administrative Agents to any Lender. Each Lender represents to the Administrative Agents that it has, independently and without reliance upon the Administrative Agents or any other Lenders, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition, prospects and credit worthiness of the Borrower and its Subsidiaries and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender confirms that it is a qualified institutional buyer within the meaning of Rule 144A under the Securities Act. Each Lender also represents that it will, independently and without reliance upon the Administrative Agents or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition, prospects and credit worthiness of the Borrower and its Subsidiaries. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agents hereunder, the Administrative Agents shall have no any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, financial or other condition, prospects or credit worthiness of the Borrower or any of its Subsidiaries which may come into the possession of the

Administrative Agents or any of their respective officers, directors, employees, agents, attorneys-in-fact or Affiliates.

          Section 11.7. Indemnification. The Lenders agree to indemnify each of the Administrative Agents in its capacity as such (to the extent not reimbursed by the Borrower or any of its Subsidiaries and without limiting the obligation of the Borrower and any of its Subsidiaries to do so), ratably according to their respective Commitments in effect on the date on which indemnification is sought, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (include, without limitation, at any time following the payment of the Loans) be imposed on, incurred by or asserted against any of the Administrative Agents in any way relating to or arising out of, the Commitments, this Agreement, any other Loan Document or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Administrative Agents under or in connection with any of the foregoing, provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the gross negligence or willful misconduct of an Administrative Agent. The agreements in this subsection shall survive the payment of the Loans and all other Obligations payable hereunder.

          Section 11.8. Administrative Agents, in their Individual Capacities. Each Administrative Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower as though such Administrative Agent were not acting in such capacities hereunder and under the other Loan Documents. With respect to the Loans made or renewed by it and the Term Note issued to it such Administrative Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not an Administrative Agent, and the terms "Lender" and "Lenders" shall include each Administrative Agent in its individual capacity.

          Section 11.9. Successor Administrative Agents. Each Administrative Agent may resign as Administrative Agent upon 30 days' notice to the Lenders. If all Administrative Agents shall resign as Administrative Agent under this Agreement and the other Loan Documents then the Majority Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent (provided that it shall have been approved by the Borrower), shall succeed to the rights, powers and duties of the Administrative Agents, hereunder. Effective upon such appointment and approval, the term "Administrative Agents" shall mean and include such successor agent, and the former Administrative Agents' rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agents any of the parties to this Agreement or any holders of the Loans. After any retiring Administrative Agent's resignation as Administrative Agent the provisions of this Article XI shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and the other Loan Documents.

          Section 11.10. Successor Administrative Agent. Except as expressly set forth herein, the Arrangers, in their capacity as such, shall have no duties or responsibilities, and shall incur no liabilities, under this Agreement or the other Loan Documents.

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

                                  ARTICLE XII.

                                 MISCELLANEOUS

          Section 12.1. Expenses; Documentary Taxes. The Borrower agrees to pay (a) all reasonable out-of-pocket expenses incurred by the Lenders (including, without limitation, expenses incurred in connection with due diligence by the Lenders) associated with the preparation, execution and delivery, administration, waiver, enforcement or modification and enforcement of the documentation contemplated hereby and (b) the reasonable fees and disbursements of Latham & Watkins, legal counsel to the Lenders, in connection with the transactions contemplated herein, including in each case those incurred prior to the date hereof. The Borrower hereby agrees to indemnify the Lenders against any transfer taxes, documentary taxes, assessments or charges made by any Governmental Entity by reason of the execution and delivery, or the terms, of this Agreement or any of the other Loan Documents.

          Section 12.2. Notices. All notices and other communications pertaining to this Agreement or any Term Note shall be in writing and shall be delivered (a) in Person (with receipt acknowledged), (b) by facsimile (confirmed immediately in writing by a copy mailed by registered or certified mail, return receipt requested, postage prepaid, addressed as hereafter set forth), (c) by registered or certified mail, return receipt requested, postage prepaid, or (d) by overnight courier, addressed as follows:


               (i) If to the Arrangers and/or Administrative Agents, to them at:

                    Goldman Sachs Credit Partners L.P.
                    c/o Goldman, Sachs & Co.
                    85 Broad Street
                    New York, New York 10004
                    Attention: John Makrinos
                    Facsimile No.:  (212) 357-4597

                    Salomon Brothers Holding Company Inc.
                    c/o Salomon Smith Barney
                    333 West 34th Street, 4th Floor
                    New York, NY 10001
                    Attention: Michael Braithwaite
                    Facsimile No.: (212) 615-7715

                    Credit Suisse First Boston
                    11 Madison Avenue
                    New York, NY 10010
                    Attention: Todd Morgan
                    Facsimile No.: (212) 325-8314

                    with a copy to:

                    Latham & Watkins
                    885 Third Avenue, Suite 1000
                    New York, New York 10022
                    Attention:  Kirk A. Davenport
                    Facsimile No.:  (212) 751-4864

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

             (ii) If to any Lender, to it at its address set forth on the signature pages hereto:

             (iii)  If to the Borrower, to it at:

                    Crown Castle International Corp.
                    510 Bering Drive
                    Suite 500
                    Houston, Texas 77057
                    Attention:  Charles C. Green, III
                    Facsimile No.:  (713) 570-3150

                    with a copy to:

                    Cravath, Swaine & Moore
                    Worldwide Plaza
                    825 8th Avenue
                    New York, New York 10019
                    Attention:  Stephen L. Burns
                    Facsimile No.:  (212) 474-3700

or to such other Person or address as shall be furnished in writing delivered to the other parties in compliance with this Section 12.2.


          Section 12.3.  Consent to Amendments and Waivers.

          (a) Except as provided in Section 4.21 and 12.3(b), this Agreement and the Term Notes may be amended or supplemented with the consent of the Borrower and the Majority Lenders and any existing default or compliance with any provision of this Agreement or the Term Notes may be waived with the consent of the Majority Lenders. Term Notes held by the Borrower or any of its Affiliates will not be deemed to be outstanding for purposes of this Section 12.3.

          (b) Notwithstanding the provisions of Section 12.3(a) and in addition to the provisions of Section 4.21, without the consent of each Lender affected thereby, an amendment or waiver may not: (i) reduce the principal amount of any Loan, (ii) change the fixed maturity of any Loan, (iii) reduce the rate of or change the time for payment of interest on any Loan, (iv) waive a Default or Event of Default in the payment of principal of, or premium, fees or interest, if any, on the Loans or any other amounts payable under any of the Loan Documents, (v) make any Loan payable in money other than that stated in the applicable Loan, (vi) make any change in the provisions of this Agreement relating to the rights of Lenders to receive (A) prepayments on, or (B) payments of principal of, premium, if any, or fees or interest on, the Loans, (vii) make any change to the provisions of Article VII that would adversely affect the rights of any Lender or (viii) make any change in the foregoing amendment and waiver provisions.

          (c) The Borrower shall not and shall not permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Lender for or as an inducement to any consent, waiver or amendment permitted by Section 12.3(a) unless such consideration is offered to be paid and is paid to all Lenders that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or amendment.

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

          Section 12.4. Parties. This Agreement shall inure to the benefit of and be binding upon the Borrower, the Affected Parties and each of their respective successors and assigns. Except as expressly in this Agreement, nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other Person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. Except as expressly provided in this Agreement, this Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Affected Parties and their respective successors and assigns, and for the benefit of no other Person.

          Section 12.5. New York Law; Submission to Jurisdiction; Waiver of Jury Trial. THIS AGREEMENT AND THE TERM NOTES SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK. THE BORROWER AND EACH OF THE LENDERS HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND OF ANY NEW YORK STATE COURT SITTING IN NEW YORK CITY (EACH, A "NEW YORK COURT") FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THE TERM NOTES, THIS AGREEMENT, ANY OF THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY. THE BORROWER AND EACH OF THE LENDERS IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. THE BORROWER AND EACH OF THE LENDERS IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THE TERM NOTES, THIS AGREEMENT, ANY OF THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY.

          Section 12.6. Replacement Notes. If any Term Note becomes mutilated and is surrendered by the applicable Lender to the Borrower, or if any Lender claims that any of its Term Notes has been lost, destroyed or wrongfully taken, the Borrower shall execute and deliver to such Lender a replacement Term Note, upon the delivery by such Lender of an indemnity to the Borrower reasonably satisfactory to its counsel to save it and any agent of it harmless in respect of such loss, destruction or wrongful taking with respect to such Term Note.

          Section 12.7.  Appointment of Agent For Service.

          The Borrower designates and appoints _______ and such other Persons as may irrevocably agree in writing to serve as their respective agent to receive on their behalf service of all process in any proceedings in any New York Court, such service being hereby acknowledged by the Borrower to be effective and binding in every respect. If any agent appointed by a the Borrower refuses to receive and forward such service, that the Borrower hereby agrees that service upon it by mail shall constitute sufficient service.

          Section 12.8. Marshalling; Recapture. None of the Administrative Agents nor any Lender shall be under any obligation to marshall any assets in favor of the Borrower or any other party or against or in payment of any or all of the Obligations. To the extent any Lender receives any payment by or on behalf of the Borrower, which payment or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to the Borrower or its estate, trustee, receiver, custodian or any other party under any Bankruptcy Law, state or federal law, common law or equitable cause, then, to the extent of such payment or repayment, the obligation or part thereof which has been paid, reduced or satisfied by the amount so repaid shall be reinstated by the amount so repaid and shall be included within the liabilities of Borrower to such Lender as of the date such initial payment, reduction or satisfaction occurred.

          Section 12.9. Limitation of Liability. No claim may be made by the Borrower or any other Person against any Administrative Agent or any Lender or the Affiliates, directors, officers, employees, attorneys or agents of any of them for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or any theory of liability arising out of or related to the transactions contemplated by this Agreement or the other Loan Documents, or any act, omission or event occurring in connection therewith; and the Borrower hereby waives, releases and agrees not to sue and shall cause each of its respective Subsidiaries to waive, release or agree not to sue (if required), upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

          Section 12.10. Independence of Covenants. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of a Default or Event of Default if such action is taken or condition exists.

          Section 12.11. Currency Indemnity. The Borrower acknowledges and agrees that this is a credit transaction where specification of dollars is of the essence and dollars shall be the currency of account and payment in all events. If, pursuant to a judgment or for any other reason, payment shall be made in another currency and such payment, after prompt conversion to dollars and transfer to New York City in accordance with normal banking procedures, falls short of the sum due the Lenders in dollars, the Borrower shall pay the Lender such shortfall and the Lenders shall have a separate cause of action for such amount.

          Section 12.12. Waiver of Immunity. To the extent that the Borrower has or hereafter may acquire any immunity from:

          (a) the jurisdiction of any court of (i) any jurisdiction in which the Borrower owns or leases property or assets or (ii) the United States, the State of New York or any political subdivision thereof; or

          (b) from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property and assets, this Agreement, any Loan Document or actions to enforce judgments in respect of any thereof, it hereby irrevocably waives such immunity in respect of its obligations under the above-referenced document.

          Section 12.13. Freedom of Choice. The submission to the jurisdiction of the courts referred to in this Article XII shall not (and shall not be construed so as to) limit the right of any Lender to take proceedings against the Borrower in the courts of any country in which the Borrower has assets or in any other court of competent jurisdiction nor shall the taking of proceedings in any one or more jurisdictions preclude the taking of proceedings in any other jurisdiction (whether concurrently or not) if and to the extent permitted by applicable law.

          Section 12.14. Successors and Assigns. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants and agreements of the Borrower in this Agreement shall bind their respective successors and assigns. The Borrower may not assign or transfer any of its rights or obligations hereunder (by operation of law or otherwise) without the prior written consent of the Majority Lenders. Any assignment by any Lender must be made in compliance with Article VI hereof.

          Section 12.15. Merger. This Agreement constitutes the entire contract among the parties relating to the subject matter hereof and supersedes any and all previous agreements among the parties relating to the subject matter hereof, except for those provisions in the Fee Letter and the Engagement Letter that are in addition to the provisions contained herein.

          Section 12.16. Severability Clause. In case any provision in this Agreement or any Term Note shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective in such jurisdiction only to the extent of such invalidity, illegality or unenforceability.

          Section 12.17. Representations, Warranties and Agreements To Survive Delivery. All representations, warranties and agreements contained in or incorporated into this Agreement, or contained in Officers' Certificates submitted pursuant hereto, shall remain operative and in full force and effect until all Obligations under all of the Loan Documents have been repaid in full, regardless of any investigation made by or on behalf of the Lenders or any controlling Person of the Lenders, or by or on behalf of the Borrower or any controlling Person of the Borrower, and shall survive delivery of the Term Notes.

          IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

                                 Crown Castle International Corp.

                                 By: /s/ Charles C. Green, III
                                    -------------------------------------
                                    Name:   Charles C. Green, III
                                    Title:  Executive Vice President and
                                            Chief Financial Officer

Goldman Sachs Credit Partners L.P.    Powertel Commitment:    $16,666,666.67
                                      Bell South Commitment:   16,666,666.67
                                                              --------------
                                      Total Commitment:       $33,333,333.34
By:  Goldman, Sachs & Co.,
     the General Partner

By: /s/ Stephen B. King
   ----------------------------------
   Name:  Stephen B. King
   Title:

Wire Transfer Instructions:

Name of Bank:  Chase Manhattan Bank, N.A.
Address:       One New York Plaza
               New York, NY 10081
ABA#:  021000021
For the account of:  Goldman, Sachs & Co.
Account No.:  930-1-011483
For further credit to Goldman Sachs Credit Partners L.P.
Reference:  Crown Castle International Corp. Term Loans
Attention:  Allen Rodriguez
Telephone:

Salomon Brothers Holding Company Inc.    Powertel Commitment:    $16,666,666.67
                                         Bell South Commitment:   16,666,666.66
                                                                 --------------
                                         Total Commitment:       $33,333,333.33
By: /s/ Steven M. Jones
   ------------------------------------
   Name:   Steven M. Jones
   Title:  Managing Director

Wire Transfer Instructions

Name of Bank:    First National Bank of Chicago
Address:         Chicago, IL
ABA#  071-000-013
For the account of  Salomon Brothers Inc
Account No.:  5143322
For further credit to Salomon Brothers Holding Company Inc
Reference:  CROWN CASTLE, Bankloan Dept.
Attention:  Frank Albanese
            --------------
Telephone:
          ----------------

Credit Suisse First Boston    Powertel Commitment:    $16,666,666.66
                              Bell South Commitment:   16,666,666.67
                                                      --------------
                              Total Commitment:       $33,333,333.33
By: /s/ Marisa J. Harney
   -------------------------
   Name:   Marisa J. Harney
   Title:  Director


By: /s/ Judith E. Smith
   -------------------------
   Name:   Judith E. Smith
   Title:  Director

Wire Transfer Instructions

Name of Bank:  The Bank of New York
Address:       One Wall Street,
               New York, NY 10005
ABA#:  021 000 018
For the account of  CSFB NY Loan Clearing
Account No.:  890-0329-262
For further credit to Credit Suisse First Boston
Reference: CROWN CASTLE INTERNATIONAL CORP.
Attention:  Nirmala Durgana
Telephone:  212-322-1429

                                                                       Exhibit A

                                    FORM OF

                           ASSIGNMENT AND ACCEPTANCE

          Reference is made to the Term Loan Agreement, dated as of March 15, 1999 (as amended, supplemented or otherwise modified from time to time, the "Term Loan Agreement"), by and among Crown Castle International Corp., a Delaware corporation (the "Borrower"), and Goldman Sachs Credit Partners L.P., Salomon Brothers Holding Company Inc. and Credit Suisse First Boston (Goldman Sachs Credit Partners L.P., Salomon Brothers Holding Company Inc. and Credit Suisse First Boston are herein called the "Lenders"), as Arrangers for the Lenders (Salomon Brothers Holding Company Inc. and Credit Suisse First Boston in such capacity, the "Administrative Agents"). Unless otherwise defined herein, terms defined in the Term Loan Agreement and used herein shall have the meanings given to them in the Term Loan Agreement.

          The Assignor identified on Schedule I hereto (the "Assignor") and the Assignee identified on Schedule I hereto (the "Assignee") agree as follows:

          1. The Assignor hereby irrevocably sells and assigns to the Assignee without recourse to the Assignor, and the Assignee hereby irrevocably purchases and assumes from the Assignor without recourse to the Assignor, as of the Effective Date (as defined below), the percentage interest described in Schedule 1 hereto (the "Assigned Interest") in and to the Assignor's rights and obligations under the Term Loan Agreement (the "Assigned Facilities"), in a principal amount for the Assigned Facilities as set forth on Schedule I hereto.

          2. The Assignor (a) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Term Loan Agreement or with respect to the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Term Loan Agreement, any other Loan Document or any other instrument or document furnished pursuant thereto, other than that the Assignor has not created any adverse claim upon the interest being assigned by it hereunder and that such interest is free and clear of any such adverse claim: (b) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower, any of its Subsidiaries or any other obligor or the performance or observance by the Borrower, any of its Subsidiaries or any other obligor of any of their respective obligations under the Term Loan Agreement or any other Loan Document or any other instrument or document furnished pursuant hereto or thereto; and (c) attaches any Term Notes held by it evidencing the Assigned Facilities and (i) requests that the Administrative Agents, upon request by the Assignee, exchange the attached Term Notes for a new Term Note or Term Notes payable to the Assignee and (ii) if the Assignor has retained any interest in the Assigned Facility, requests that the Administrative Agents exchange the attached Term Notes for a new Term Note or Term Notes payable to the Assignor, in each case in amounts which reflect the assignment being made hereby (and after giving effect to any other assignments which are effective on the Effective Date).

          3. The Assignee (a) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance; (b) confirms that it has received a copy of the Term Loan Agreement, and all schedules and exhibits thereto together with copies of the financial information delivered pursuant to subsection 3.10 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (c) agrees that it will, independently and without reliance upon the Assignor, the Administrative Agents or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Term Loan

Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; (d) appoints and authorizes the Administrative Agents to take such action as agent on its behalf and to exercise such powers and discretion under the Term Loan Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto as are delegated to the Administrative Agents by the terms thereof, together with such powers as are incidental thereto; (e) agrees that it will be bound by the provisions of the Term Loan Agreement and will perform in accordance with its terms all the obligations which by the terms of the Term Loan Agreement are required to be performed by it as a Lender; and (f) agrees that it shall have no recourse against the Assignor with respect to any matters relating to the Term Loan Agreement, the other Loan Documents or any others instrument or documents furnished pursuant hereto or thereto.

          4. The Assignor hereby assigns to Assignee all of its rights and obligations under the Fee Letter with respect to the Assigned Interest.

          5. The effective date of this Assignment and Acceptance shall be the Effective Date of Assignment described in Schedule I hereto (the "Effective Date"). Following the execution of this Assignment and Acceptance, it will be delivered to the Administrative Agents for acceptance by them and recording by the Administrative Agents pursuant to Section 6.7 of the Term Loan Agreement, effective as of the Effective Date (which shall not, unless otherwise agreed to by the Administrative Agents, be earlier than five Business Days after the date of such acceptance and recording by the Administrative Agents).

          6. Upon such acceptance and recording, from and after the Effective Date, the Administrative Agents shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to the Effective Date and to the Assignee for amounts which have accrued subsequent to the Effective Date. The Assignor and the Assignee shall make all appropriate adjustments in payments by the Administrative Agents for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves.

          7. From and after the Effective Date, (a) the Assignee shall be a party to the Term Loan Agreement and the Fee Letter and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and under the other Loan Documents and shall be bound by the provisions thereof and (b) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Term Loan Agreement and the Fee Letter.

          8. THIS ASSIGNMENT AND ACCEPTANCE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

          IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed as of the date first above written by their respective duly authorized officers on Schedule I hereto.

                                   Schedule 1

                          to Assignment and Acceptance

Name of Assignor: ____________________________

Name of Assignee: ____________________________

Effective Date of Assignment: ________________

                          Principal Commitment
Credit Facility Assigned    Amount Assigned    Commitment Percentage Assigned/1/

                          $________________              _____ . _________%






1. Calculate the Commitment Percentage that is assigned to at least 9 decimal places and show as a percentage of the aggregate commitments of all Lenders

[Name of Assignee]                          [Name of Assignor]

By: ______________________________________  By:________________________________
    Name                                       Name:
    Title:                                     Title:

Accepted:

Salomon Brothers Holding Company Inc.


By:_____________________
   Name:
   Title:

Credit Suisse First Boston


By:_____________________
   Name:
   Title:


By:_____________________
   Name:
   Title:


as Administrative Agents

                                                                       Exhibit B

No. I-__                                                     New York, New York
$______________                                           ______________, _____

                                SENIOR TERM NOTE

          FOR VALUE RECEIVED, the undersigned, Crown Castle International Corp. (the "Borrower"), promises to pay to the order of _______________________________, or its registered assigns (the "Holder"), the principal amount of __________________ Dollars ($_______), and to pay interest from the date hereof on the unpaid principal amount hereof from time to time outstanding, at the rates per annum and on the dates specified in that certain Term Loan Agreement, dated as of March 15, 1999, among the Borrower, Goldman Sachs Credit Partners L.P., Salomon Brothers Holding Company Inc. and Credit Suisse First Boston (as amended, restated and/or otherwise modified from time to time, the "Term Loan Agreement"). Terms used herein and not otherwise defined have the meanings assigned to them in the Term Loan Agreement.

          The unpaid principal balance of this Term Note, together with all accrued and unpaid interest thereon, shall become due and payable on the Maturity Date.

          The Borrower promises to pay interest on demand, to the extent permitted by law, on any overdue principal and interest from their due dates at the rate per annum as specified in Section 2.3(d) of the Term Loan Agreement.

          All payments of the principal of and premium and interest on this Term Note shall be made in money of the United States of America that at the time of payment is legal tender for the payment of public and private debts, by transfer of immediately available funds into a bank account designated by the Holder in writing to the Borrower; provided, however, that notwithstanding anything contained in the Term Loan Agreement or any of the Term Notes to the contrary, in no event shall the interest rate hereon for any period of computation exceed a rate per annum equal to the lesser of 16% and the maximum interest rate permitted by applicable law.

          The Borrower agrees to pay, upon demand, all reasonable out-of-pocket expenses (including, without limitation, the reasonable fees and disbursements of legal counsel to the Holder) associated with the waiver, enforcement or modification of the Term Loan Agreement or this Term Note.

          The Borrower hereby waives diligence, presentment, demand, protest and notice of any kind whatsoever. The nonexercise by the Holder of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.

          This Term Note is one of the Term Notes referred to in the Term Loan Agreement, which Agreement, among other things, contains provisions for the acceleration of the maturity hereof upon the happening of certain events, for optional and mandatory prepayment in full of the principal hereof prior to maturity and for the amendment or waiver of certain provisions of the Term Loan Agreement, all upon the terms and conditions therein specified. In the event of any conflict between the provisions of this Term Note and the Term Loan Agreement, the provisions of the Term Loan Agreement shall govern.

THIS SECURITY WAS ISSUED WITH ORIGINAL ISSUE DISCOUNT UNDER SECTION 1273 OF THE INTERNAL REVENUE CODE. YOU MAY CONTACT WESLEY CUNNINGHAM, VICE PRESIDENT, CORPORATE CONTROLLER AND CHIEF ACCOUNTING OFFICER OF CROWN CASTLE INTERNATIONAL CORP., 510 BERING DRIVE, SUITE 500, HOUSTON, TEXAS, 77057, TELEPHONE NUMBER:
(713) 570-3000, FACSIMILE NUMBER: (713) 570-3100 WHO WILL

PROVIDE YOU WITH ANY REQUIRED INFORMATION REGARDING THE ORIGINAL ISSUE DISCOUNT.

          THIS TERM NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

          IN WITNESS WHEREOF, the Borrower has caused this Term Note to be signed in its corporate name by its duly authorized officer and to be dated as of the day and year first above written.

                              CROWN CASTLE INTERNATIONAL CORP.

                              By:  ________________________________
                              Name:
                              Title:

                              [Back of Term Note]

          OPTION OF HOLDER TO ELECT PREPAYMENT UPON CHANGE OF CONTROL

          If you want to elect to have this Term Note prepaid by the Borrower pursuant to Section 4.15 of the Term Loan Agreement check the box below.

          [ ] Please prepay the entire amount of this Term Note

          If you want to elect to have only part of this Term Note prepaid by the Borrower pursuant to Section 4.15 of the Term Loan Agreement, state the amount you elect to have purchased: $_____________.

Date: ________________________

                         Your Signature:

                         _________________________________________________
                         (Sign exactly as your name appears on the face of this Note)

                         Tax Identification No. _______________________

Signature Guarantee:


____________________________

                                                            Exhibit F-1

                   FORM OF OPINION OF CRAVATH, SWAINE & MOORE

1. Based solely on certificates from the Secretary of State of the State of Delaware, each of the Borrower, CCI, CC Investment, CC Investment II and CCAIC is a corporation validly existing and in good standing under the laws of the State of Delaware, with full corporate power and authority to own, lease and operate its properties and conduct its businesses in which it is now engaged and as are expressly contemplated by the Loan Documents and the Acquisition Agreements.

2. Based solely on certificates from the Secretary of State of the applicable jurisdiction, each of the Borrower, CCI, CC Investment, CC Investment II and CCAIC is duly registered and qualified as a foreign corporation to transact business and is in good standing in each jurisdiction listed in the officer's certificate of the Borrower attached as Schedule A hereto.

3. The Borrower has all requisite power and authority to enter into each of the Loan Documents and the Acquisition Agreements to which it is a party and to perform its obligations thereunder.

4. Each of the Loan Documents to which the Borrower is a party has been duly authorized, executed and delivered by the Borrower, and constitutes a legal, valid and binding obligation, agreement or instrument, as the case may be, of the Borrower, enforceable against the Borrower in accordance with its respective terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors' rights generally from time to time in effect and to general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law).

5. The Term Loan Agreement has been duly authorized, executed and delivered by the Borrower, and constitutes a legal, valid and binding agreement of the Borrower, enforceable against the Borrower in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors' rights generally from time to time in effect and to general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law).

6. The Term Notes have been duly authorized, executed and delivered by the Borrower, and constitute legal, valid and binding obligations of the Borrower entitled to the benefits of the Term Loan Agreement and enforceable against the Borrower in accordance with their terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors' rights generally from time to time in effect and to general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law).

7. The Registration Rights Agreement has been duly authorized, executed and delivered by the Borrower and, assuming due authorization, execution and delivery by the other parties thereto, constitutes a legal, valid and binding agreement of the Borrower, enforceable against the Borrower in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors' rights generally from time to time in effect and to general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law).

8. The Escrow Agreement has been duly authorized, executed and delivered by the Borrower and, assuming due authorization, execution and delivery by the other parties thereto, constitutes a legal, valid and binding agreement of the Borrower, enforceable against the Borrower in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors' rights generally from time to time in effect and to general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law).

9. The Exchange Note Indenture has been duly authorized, executed and delivered by the Borrower and, assuming due authorization, execution and delivery by the Exchange Note Trustee, constitutes a legal, valid and binding agreement of the Borrower, enforceable against the Borrower in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors' rights generally from time to time in effect and to general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law).

10. The Exchange Notes have been duly authorized, executed and delivered by the Borrower and, assuming due authentication in accordance with the terms of the Exchange Indenture by the Exchange Trustee, upon delivery to the holders of Term Loans in exchange for Term Notes, will have been validly issued and delivered and will constitute legal, valid and binding obligations of the Borrower entitled to the benefits of the Exchange Indenture and enforceable against the Borrower in accordance with their terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors' rights generally from time to time in effect and to general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law).

11. No registration of the Term Loans, the Term Notes or the Exchange Notes under the Securities Act of 1933, as amended, is required for the funding of the Term Loans and the issuance of the Term Notes and the Exchange Notes, in each case, in the manner contemplated by the Term Loan Agreement and the Escrow Agreement, as applicable. We express no opinion, however, as to when or under what circumstances the Term Loans, the Term Notes or the Exchange Notes subsequently may be resold. No qualification of the Exchange Note Indenture under the Trust Indenture Act of 1939, as amended, is required prior to the effectiveness of the Shelf Registration Statement (as such term is defined in the Registration Rights Agreement).

12. Each of the Acquisition Agreements has been duly authorized by the Board of Directors of each of the parties thereto (and by any required shareholder action), has been duly executed and delivered by the other parties thereto, and constitutes a legal, valid and binding obligation, agreement or instrument, as the case may be, of the parties thereto, enforceable against the parties thereto in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors' rights generally from time to time in effect and to general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law). [Prior to the closing of any Acquisition, this opinion may be rendered with respect to the Borrower only. To the extent that any Acquisition has closed and the Borrower has received an opinion of counsel from the other parties thereto, Borrower's counsel shall render this opinion including the opinion with respect to such other parities based upon such other opinion of counsel.]

13. No authorization, approval or other action by, and no notice to, consent of, order of, or filing with, any United States Federal, new York or, to the extent required under the General Corporation Law of the State of Delaware, Delaware governmental authority or regulatory body is required for the consummation of the transactions contemplated by the Loan Documents, except such as have been obtained or made on or prior to the date hereof, such as may be required in connection with the registration under the Act of the Exchange Notes in accordance with the Registration Rights Agreement and such as to which the failure to be obtained or made would not, individually or in the aggregate, have a Material Adverse Effect.

14. Neither the execution or delivery of, nor performance by the Borrower of its obligations under, the Transaction Documents (as defined in the Term Loan Agreement) (i) will conflict with, result in a breach of, or constitute a default under the Restated Certificate of Incorporation or By-laws of the Borrower, (ii) will conflict with, result in a breach of, or constitute a default under the terms of any agreement or instrument listed on the officer's certificate of the Company attached as Schedule A hereto (the "Material Agreements"), or (iii) will contravene any law, rule or regulation of the United States or the State of New York or the General Corporation Law of the State of Delaware, or, to our knowledge, any order or decree of any court or government agency or instrumentality or will result in the creation or imposition of any Lien upon any property or assets of the Borrower, CCI, CC Investments, CC Investments II or CCAIC pursuant to the terms of any Material Agreement, except in the case of clauses (ii) and (iii), such breaches, conflicts or defaults that, individually or in the aggregate, would not have a Material Adverse Effect. In connection with the foregoing, we point out that certain of the Material Agreements are or may be governed by laws other than the laws of the State of New York. For purposes of the opinion expressed in this paragraph, however, we have assumed that all such agreements are governed by and would be interpreted in accordance with the laws of the State of New York.

15. The Borrower is not and, upon the issuance of the Term Notes and the Exchange Notes and the application of the net proceeds to the Borrower of such issuance, will not be an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

          The foregoing opinions are qualified as follows:

          (i) We express no opinion with respect to the enforcement of any provision of any agreement providing for indemnification or contribution to the extent contrary to or inconsistent with public policy.

          (ii) With respect to our opinion in paragraphs (13) and (14), in determining whether any of the matters referred to would have a Material Adverse Effect, we have relied on statements from officers and directors of the Borrower as to the anticipated consequences of those matters and have not independently attempted to verify such consequences.

          We are admitted to the practice of law in the State of New York, and we express no opinion as to any matters governed by any law other than the law of the State of New York, the General Corporation Law of the State of Delaware and the Federal law of the United States of America.

                                                            Exhibit F-2

                         FORM OF OPINION OF NORTON ROSE

1. CTI was duly incorporated on 9 May 1996 under the Companies Act 1985 as a private limited company. CTSH was duly incorporated on 27 August 1996 as a private limited company. A certificate of good standing in respect of each of the Companies issued by the Companies Registration Office on ________________, is attached.

2. by a Certificate of Incorporation on Change of Name issued on 21 March 1997 CTI changed its name to Castle Transmission International Ltd. By a Certificate of Incorporation on Change of Name issue don 25 February 1997, CTSH changed its name to Castle Transmission Services (Holdings) Ltd.; and

3. CTI is empowered by its Memorandum of Association to conduct its business as described in the Offering Memorandum.

                                                            Exhibit F-3

                       FORM OF OPINION OF GENERAL COUNSEL

1. Except as set forth on Schedule 3.13 to the Term Loan Agreement, to my actual knowledge, there are no legal or governmental proceedings pending or threatened against the Borrower or any of its subsidiaries, or to which any of their respective properties is subject, that are reasonably likely to have a Material Adverse Effect or to materially affect the consummation of the transactions contemplated in the Transaction Documents

2. To my actual knowledge, neither the Borrower nor any Subsidiary (i) is in default (which default has not been waived) under any agreement, document or instrument to which it is a party or by which it or any of its assets is bound or (ii) is in violation of any law, rule, regulation, judgment, writ, determination, order, decree or arbitral award to which the Borrower or any Subsidiary is a party or by which the Borrower or any Subsidiary or any of their respective properties is bound, which default or violation, as the case may be, would constitute a Default or Event of Default under the Term Loan Agreement or otherwise could reasonably be likely to have a Material Adverse Effect.

                                Schedule 3.10(a)

                         Consolidated Balance Sheet and

                Consolidated Statements of Income and Cash Flows

                                of the Borrower



                                   [Attached]

                                Schedule 3.10(b)

     Statement of Net Assets and Statements of Revenues and Direct Expenses

                  of the Bell Atlantic Mobile Tower Operations



                                   [Attached]

                                Schedule 3.10(c)

    Consolidated Balance Sheet and Statement of Revenues and Direct Expenses

        of the operations acquired pursuant to the Powertel Acquisition



                                   [Attached]

                                Schedule 3.10(d)

                  Unaudited Statement of Income of the assets

              acquired pursuant to the Bell South Letter Agreement



                                   [Attached]
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                                Schedule 3.10(e)

                    Pro Forma Consolidated Balance Sheet and

                Consolidated Statements of Income and Cash Flows

                                of the Borrower



                                   [Attached]

                                 Schedule 3.13

                             Absence of Proceedings



Such proceedings as may be required:

     1.    pursuant to the HSR Act;

     2. in connection with the formation and qualification of the BAM Joint Venture and its subsidiary joint ventures;

     3. in connection with the qualification of CCP Inc. in various jurisdictions in order to consummate the Powertel Acquisition; and

     4. in connection with the formation and qualification of subsidiaries to consummate the Bell South Acquisition.